UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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☒	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

 HF FOODS GROUP INC
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other
than the Registrant)
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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 24, 2024

Dear Stockholder:

You are cordially invited to attend the 2024 Annual Meeting of Stockholders of HF Foods Group Inc. (the “Company”), on June 3, 2024, at 12:00 PM., Eastern Time. NOTICE IS HEREBY GIVEN that the Board of Directors has determined to convene and conduct the Annual Meeting in a virtual meeting format only at www.virtualshareholdermeeting.com/hffg2024. We are pleased to utilize the virtual meeting format to provide ready access and cost savings for our stockholders and the Company. The virtual meeting format allows attendance from any location in the world. Please see the further instructions in this Proxy Statement. Stockholders will NOT be able to attend the annual meeting in-person.

The Notice of Annual Meeting of Stockholders and Proxy Statement on the following pages describe the matters to be presented at the meeting.

It is important that your shares be represented at the meeting, regardless of the number of shares you hold and whether or not you plan to attend the meeting. Accordingly, please exercise your right to vote by signing, dating and returning your proxy card in the enclosed envelope or voting by internet as described in the Proxy Statement. Your shares will be voted in accordance with the instructions you have given in your proxy.

Our Board of Directors and management look forward to seeing you at the meeting. Thank you for your continued support.

Sincerely yours,

/s/ Russell T. Libby
Russell T. Libby
Chairman of the Board

/s/ Xiao Mou Zhang
Xiao Mou Zhang
Chief Executive Officer

HF Foods Group Inc.
6325 South Rainbow Boulevard Suite 420, Las Vegas, Nevada, 89118

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON June 3, 2024
To Our Stockholders:

The Annual Meeting of Stockholders of HF Foods Group Inc., a Delaware corporation (the “Company”), will be held virtually on June 3, 2024, at 12:00 PM, Eastern Time, for the following purposes:

1.    To elect five members of the Board of Directors to serve until the 2025 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified, or until their respective deaths, resignations or removals;
2.    To ratify the selection of BDO USA, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2024;
3.    To consider a non-binding advisory vote on compensation of our named executive officers;
4.    To approve an amendment to the HF Foods Group Inc. 2018 Omnibus Equity Incentive Plan; and
5.    To transact such other business as may properly come before the meeting or any continuation, adjournment or postponement thereof.

The Annual Meeting of Stockholders will be held virtually at www.virtualshareholdermeeting.com/hffg2024. You will be able to participate in the Annual Meeting, vote and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/hffg2024. Please see the further instructions in this Proxy Statement. Stockholders will NOT be able to attend the Annual Meeting in-person.

All stockholders are invited to electronically attend the Annual Meeting. Holders of record of the Company’s common stock at the close of business on April 11, 2024, are entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors

/s/ Russell T. Libby
Russell T. Libby
Chairman of the Board

/s/ Xiao Mou Zhang
Xiao Mou Zhang
Chief Executive Officer

Las Vegas, NV
April 24, 2024

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE SUBMIT YOUR PROXY AS SOON AS POSSIBLE SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING.

1

LETTER FROM OUR CHAIRMAN

Dear Stockholders,

It is my pleasure to welcome you to the 2024 Annual Meeting of Stockholders of HF Foods Group Inc. (“HF Foods” or the “Company”). On behalf of the Board of Directors and the management team, I am pleased to present the Proxy Statement for this year's meeting, outlining important information regarding the matters to be voted upon by our stockholders.
Strategic Transformational Plan
In a year in which deflation and inflation impacted important product categories, HF Foods focused on the Company’s core operations and initiated the Company’s transformation plan that we expect to help us drive long-term growth and profitability. We successfully implemented centralized purchasing in our Seafood business and saw the benefits in the form of higher margins. We have examined our cost structure and our facilities footprint, and have identified multiple opportunities for savings. Our continued focus on centralized purchasing and improving overall operational efficiency will see us drive additional savings.
In 2023 we also embarked on a strategic upgrade of our core systems. A new human resources and financial system was implemented, and in 2024 we expect to implement a new supply chain and warehouse management system. While system changes are always somewhat disruptive, we expect the benefits to be gained to greatly outweigh those disruptions. We believe these system changes, once fully implemented, should eliminate the material weaknesses identified in our Annual Report on Form 10-K.
As the only scaled, nationwide operator dedicated to serving the growing Asian foodservice market, HF Foods is well positioned to capitalize on these improvements in the near and long term, thanks to our deep customer loyalty and the incredible work of our entire team to execute our transformation initiative. To further our advantage, we continue to add and upgrade our talent levels across the organization. We have already seen improvement in key internal profitability metrics as a result of the Company’s optimization efforts and look forward to building on our progress in 2024 and beyond.
Financial Performance in Fiscal Year 20231
Given the external and internal challenges we faced in 2023, the Company was able to deliver net revenue of $1,148.5 million, gross profit of $204.0 million, gross profit margin of 17.8%, and adjusted EBITDA of $44.6 million. These results reflect the dedication and hard work of our employees and the strength of our business model, which allow us to continue to provide our customers with high-level service while also implementing our transformational plan.
It is a privilege to serve as your Chair and I greatly value your support of HF Foods. On behalf of our Board of Directors and all our HF Foods colleagues, thank you for your continued trust and investment in HF Foods.

Sincerely yours,

/s/ Russell T. Libby
Russell T. Libby
Chairman of the Board

_______________________
1 This paragraph contains non-GAAP financial measures. See page 49 in the accompanying proxy statement for a reconciliation of these non-GAAP measures to the corresponding GAAP results and an explanation of the adjustments that we have made in order to calculate these adjusted measures.

HF Foods Group Inc.
6325 South Rainbow Boulevard Suite 420
Las Vegas, NV 89118

PROXY STATEMENT
2024 Annual Meeting of Stockholders

The enclosed proxy is solicited by the Board of Directors of HF Foods Group Inc. (the “Company”, “we” or “us”) for use at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually on June 3, 2024, at 12:00 PM, Eastern Time, and at any continuation, adjournment or postponement thereof.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Who Can Attend and Vote

Only holders of our common stock of record at the close of business on April 11, 2024, the record date, are entitled to notice of and to vote at the Annual Meeting, and at any continuation(s), postponement(s) or adjournment(s) thereof. As of the record date, 52,155,968 shares of our common stock, par value $.0001 per share (“common stock”), were issued and outstanding. Holders of our common stock are entitled to one vote per share for each proposal presented at the Annual Meeting. The common stock does not have cumulative voting rights.

How do I Participate in the Annual Meeting

To participate in the virtual Annual Meeting, go to www.virtualshareholdermeeting.com/hffg2024.

If you are a stockholder of record as of April 11, 2024, the record date for the Annual Meeting, you should click on “I have a login,” enter the control number found on your proxy card or Notice of Internet Availability of Proxy Materials you previously received.

Voting Your Shares

If you are a registered holder, meaning that you hold our stock directly (not through a bank, broker or other nominee), you may vote during the virtual Annual Meeting by (a) visiting www.voteproxy.com and following the on-screen instructions (have your proxy card or Notice of Internet Availability of Proxy Materials available when you access the webpage), or (b) calling toll-free 1-800-PROXIES (1-800-776-9437) in the U.S. or 1-718-921-8500 from foreign countries from any touch-tone phone and following the instructions (have your proxy card or Notice of Internet Availability of Proxy Materials available when you call). You may also vote by completing and returning the proxy card in the enclosed envelope.

If your shares are held in street name, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Internet voting will also be offered to stockholders owning shares through most banks and brokers.

Applicable stock exchange rules restrict when brokers who are record holders of shares may exercise discretionary authority to vote those shares in the absence of instructions from beneficial owners. Brokers are not permitted to vote on non-discretionary items such as director elections, executive compensation, and other significant matters absent instructions from the beneficial owner. As a result, if you are a street name stockholder, and you do not give voting instructions, the holder of record will not be permitted to vote your shares with respect to Proposal No. 1—Election of Directors, Proposal No. 3—Advisory Vote on Executive Compensation, or Proposal No. 4—Approval of an Amendment to the HF Foods Group Inc. 2018 Omnibus Equity Incentive Plan, and your shares will be considered “broker non-votes” with respect to these proposals. Although any broker non-votes would be counted as present at the Annual Meeting for purposes of determining a quorum, they will be treated as not entitled to vote with respect to each of Proposal Nos. 1, 3 and 4. If you are a street name stockholder, and you do not give voting instructions, the record holder will be entitled to vote your shares with respect to Proposal No. 2—Ratification of the Appointment of BDO USA, P.C. as our Independent Registered Public Accounting Firm for the year ending December 31, 2024 in its discretion.

In the event that sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the Chairman of the Annual Meeting may adjourn the Annual Meeting to permit further solicitations of proxies.

The internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Stockholders voting via the internet should understand that there may be costs associated with electronic access. These charges include usage charges from internet access providers. The stockholder will bear the cost of these charges.

Procedural Matters

If you are a registered stockholder, you may vote your shares or submit a proxy to have your shares voted by one of the following methods:

•By Internet. You may submit a proxy electronically by visiting www.voteproxy.com and following the on-screen instructions (have your proxy card or Notice of Internet Availability of Proxy Materials available when you access the webpage).

•By Mail. You may submit a proxy by signing, dating and returning your proxy card in the provided pre-addressed envelope in accordance with the enclosed instructions. We encourage you to sign and return the proxy or voter instruction card even if you plan to attend the Annual Meeting so that your shares will be voted even if you are unable to attend.

•By Phone. You may call toll-free 1-800-PROXIES (1-800-776-9437) in the U.S. or 1-718-921-8500 from foreign countries from any touch-tone phone and follow the instructions (have your proxy card or Notice of Internet Availability of Proxy Materials available when you call).

If your shares are held in street name, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Internet voting will also be offered to stockholders owning shares through most banks and brokers.

Quorum

The presence at the Annual Meeting in person, virtually or by proxy of holders of a majority of our common stock outstanding and entitled to vote at the Annual Meeting will constitute a quorum. Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present.

Required Vote, Abstentions and Broker Non-Votes

Only stockholders of record at the close of business on April 11, 2024 have the right to vote at the Annual Meeting. The proposals at the Annual Meeting will require the following votes:

•Directors will be elected by an affirmative vote of a majority of the shares present in person, virtually or represented by proxy at the Annual Meeting and entitled to vote on this matter. For each director nominee, you may vote “FOR,” “AGAINST” or “ABSTAIN”. Abstentions will have the same effect as a vote against the applicable director nominee in Proposal No. 1, and broker non-votes will have no effect on Proposal No. 1.

•Ratification of the selection of BDO USA, P.C. as our independent registered public accounting firm will require the affirmative vote of a majority of the shares present in person, virtually or represented by proxy at the Annual Meeting and entitled to vote on this matter. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the proposal to ratify the selection of BDO USA, P.C. as our independent registered public accounting firm. Abstentions will have the same effect as a vote against Proposal No. 2. We do not expect any broker non-votes in connection with respect to Proposal No. 2.

•Approval, on an advisory basis, of our executive compensation will require the affirmative vote of a majority of the shares present in person, virtually or represented by proxy at the Annual Meeting and entitled to vote on this matter. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the proposal to approve, on an advisory basis, our executive compensation. Abstentions will have the same effect as a vote against Proposal No. 3 and broker non-votes will have no effect on Proposal No. 3.

•Approval of the Amendment to the HF Foods Group Inc. 2018 Omnibus Equity Incentive Plan will require the affirmative vote of a majority of the shares present in person, virtually or represented by proxy at the Annual Meeting and entitled to vote on this matter. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the proposal to approve the Amendment to the HF Foods Group Inc. 2018 Omnibus Equity Incentive Plan. Abstentions will have the same effect as a vote against Proposal No. 4 and broker non-votes will have no effect on Proposal No. 4.

An “ABSTAIN” vote represents a stockholder’s affirmative choice to decline to vote on a proposal. Given the requirement in our bylaws that a majority of the shares present in person, virtually or represented by proxy at the Annual Meeting and entitled to vote on a proposal vote in favor of such proposal, an abstention on any proposal will have the same effect as a vote against that proposal.

Generally, “broker non-votes” occur when shares held by a broker in street name for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of our independent registered public accounting firm, without instructions from the beneficial owner of those shares. As a result, we do not expect any broker non-votes in connection with the ratification of our independent registered public accounting firm. However, a broker is not entitled to vote shares held for a beneficial owner on proposals such as director elections, executive compensation, and other significant matters absent instructions from the beneficial owner. Accordingly, while broker non-votes are counted for purposes of determining whether a quorum is present at the Annual Meeting, broker non-votes will not be treated as shares entitled to vote on any such non-routine proposal and therefor will have no effect on the outcome of such proposal.

Default Voting

A proxy that is properly completed and returned will be voted at the Annual Meeting in accordance with the instructions on the proxy. If you properly complete and return a proxy, but do not indicate any contrary voting instructions, your shares will be voted in accordance with the Board’s recommendations, which are as follows:

•FOR the election of the five persons named in this proxy statement as the board’s nominees for election as directors;
•FOR the ratification of the selection of BDO USA, P.C. as our independent registered public accounting firm for the year ending December 31, 2024;
•FOR the approval, on an advisory basis, of our executive compensation;
•FOR the approval of an amendment to the HF Foods Group Inc. 2018 Omnibus Equity Incentive Plan; and
•FOR approval of authority to transact such other business as may properly come before the Annual Meeting.

If any other business properly comes before the stockholders for a vote at the Annual Meeting, your shares will be voted at the discretion of the holders of the proxy, and it is the intention of the persons named on the proxy to vote the shares represented thereby on those matters in accordance with their best judgment. The board knows of no matters, other than those previously stated herein, to be presented for consideration at the Annual Meeting.

How to Revoke Your Proxy

Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. The proxy may be revoked by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date, or by electing to vote by telephone or internet. The mere presence at the Annual Meeting of the person appointing a proxy does not, however, revoke the appointment. If your shares are held in “street name” through a bank, broker or other nominee, any changes need to be made through them. Your last vote will be the vote that is counted.

Expenses of Solicitation

We will bear all costs incurred in the solicitation of proxies, including the preparation, printing and mailing of the Notice of Annual Meeting of Stockholders, proxy statement and the related materials. In addition to solicitation by mail, our directors, officers and employees may solicit proxies personally or by telephone, e-mail, facsimile or other means, without additional compensation.

Stockholder List

A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at our headquarters located at 6325 South Rainbow Boulevard Suite 420, Las Vegas, Nevada, 89118 beginning May 24, 2024, ten days prior to the Annual Meeting of Stockholders, during normal business hours for examination by any stockholder registered on our stock ledger as of the record date for any purpose germane to the Annual Meeting.

Householding/Delivery of Documents to Stockholders

The Securities and Exchange Commission (“SEC”) rules permit registrants to adopt a procedure called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one set of proxy materials, unless one or more of these stockholders notifies the registrant that they wish to continue receiving individual sets. This procedure reduces printing costs and postage fees incurred by the registrant.

We have not adopted this householding procedure with respect to our record holders; however, a number of brokerage firms have instituted householding which may impact certain beneficial owners of our common stock. If your family has multiple accounts by which you hold common stock, you may have received a householding notification from your broker. Please contact your broker directly if you have any questions, require additional copies of the proxy materials, or wish to revoke your decision to household, and thereby receive multiple sets. Those options are available to you at any time.

Beginning on or around April 24, 2024, we will mail to our stockholders our Annual Report on Form 10-K (“Annual Report”) for the year ended December 31, 2023, which includes our audited consolidated financial statements, together with these proxy materials.

PRINCIPAL STOCKHOLDERS
Common Stock
The following table sets forth, as of April 11, 2024, information with respect to the securities holdings of all persons that we, pursuant to filings with the SEC and our stock transfer records, have reason to believe may be deemed the beneficial owner of more than 5% of our common stock. The following table also sets forth, as of such date, the beneficial ownership of our common stock by all of our current officers and directors, both individually and as a group.
The beneficial owners and amount of securities beneficially owned have been determined in accordance with Rule 13d-3 under the Exchange Act and, in accordance therewith, include all shares of our common stock that may be acquired by such beneficial owners within 60 days of April 11, 2024 upon the exercise or conversion of any options, warrants or other convertible securities. This table has been prepared based on 52,155,968 shares of common stock outstanding as of April 11, 2024.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percent of Class
Xiao Mou Zhang (2)	3,121,485	6%
Xi Lin (3)	191,839	*
Carlos Rodriguez (4)	134,094	*
Christine Chang (5)	113,274	*
Hong Wang	36,957	*
Russell T. Libby	59,983	*
Valerie Chase	27,286	*
Prudence Kuai	15,544	*
All directors and executives officers as a group (7 individuals) (6)	3,566,368	7%
Five Percent Holders:
Zhou Min Ni (7)(8)(9)	3,555,673	7%
Irrevocable Trust for Raymond Ni (8)	5,591,553	11%
*Less than one percent.
(1)Unless otherwise indicated, the address of each person listed below is c/o HF Foods Group Inc., 6325 South Rainbow Boulevard Suite 420, Las Vegas, Nevada, 89118.
(2)Includes (i) 3,055,731 shares of Class A Common Stock, of which 340,648 shares of Class A Common Stock were granted as compensation under the 2018 Omnibus Equity Incentive Plan (the “2018 Plan”) and 130,000 shares of Class A Common Stock are held indirectly by Mr. Zhang’s spouse, and (ii) 65,754 shares underlying performance restricted stock units that are scheduled to vest within 60 days of April 11, 2024.
(3)Includes (i) 158,961 shares of Class A Common Stock granted as compensation under the 2018 Plan and (ii) 32,878 shares underlying performance restricted stock units that are scheduled to vest within 60 days of April 11, 2024.
(4)Includes (i) 104,870 shares of Class A Common Stock granted as compensation under the 2018 Plan and (ii) 29,224 shares underlying performance restricted stock units that are scheduled to vest within 60 days of April 11, 2024. Mr. Rodriguez departed the Company effective April 8, 2024.
(5)Includes (i) 92,577 shares of Class A Common Stock granted as compensation under the 2018 Plan and (ii) 20,697 shares underlying performance restricted stock units that are scheduled to vest within 60 days of April 11, 2024.
(6)Does not include the ownership of Mr. Rodriguez, who served as the Company’s Chief Financial Officer during Fiscal Year 2023 and who departed from the Company effective April 8, 2024.
(7)The information regarding the 3,555,673 shares beneficially owned by Zhou Min Ni is based on a Schedule 13D/A filed with the SEC by Zhou Min Ni on December 22, 2023 (the “Zhou Min Ni Schedule 13D”). The business address for Zhou Min Ni is 6001 West Market Street, Greensboro, NC 27409.
(8)The information regarding the shares beneficially owned by the Irrevocable Trust for Raymond Ni (the “Raymond Ni Trust”) is based on a Schedule 13D/A filed with the SEC by the Raymond Ni Trust on May 12, 2023 (the “Raymond Ni Trust Schedule 13D)”. Raymond Ni is Zhou Min Ni’s son. As disclosed in the Raymond Ni Trust Schedule 13D, Fai Lam is the trustee for the Raymond Ni Trust and the Raymond Ni Trust has voting and dispositive power over the shares held by the Raymond Ni Trust. In the Zhou Min Ni Form 4 filed on July 12, 2021 (the “Zhou Min Ni Form 4”), Zhou Min Ni disclaimed beneficial ownership over the shares held by the Raymond Ni Trust. The address for the Raymond Ni Trust is 6001 West Market Street, Greensboro, NC 27409.
(9)According to the Zhou Min Ni Form 4, trusts established by Zhou Min Ni for the benefit of his daughters, Amanda Ni, Ivy Ni and Tina Ni hold 798,793 shares, 798,793 shares and 683,793 shares respectively and 2,281,379 shares in the aggregate. In the Zhou Min Ni Form 4, Zhou Min Ni disclaimed beneficial ownership over the shares owned by the trusts established by him for the benefit of Amanda, Ivy and Tina Ni.

PROPOSAL 1: ELECTION OF DIRECTORS

Our bylaws provide that the Board of Directors shall consist of one or more members. The exact number of directors shall be fixed by and may be changed from time to time by resolution of the Board of Directors. The Board of Directors adopted a resolution on December 13, 2021, to provide that there shall be a total of five (5) directors, who shall hold office until each such director’s successor is elected and qualified, or until such director’s earlier resignation or removal.

The Nominating and Governance Committee (“Nominating Committee”) of the Board of Directors has unanimously recommended Russell T. Libby, Xiao Mou Zhang, Valerie Chase, Dr. Hong Wang and Prudence Kuai as nominees to our Board of Directors. If elected at the Annual Meeting, each of the nominees would serve until the 2025 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified, or until such director’s earlier death, resignation or removal.

The nominees have consented to being nominated and have expressed their intention to serve if elected. We have no reason to believe that the nominees will be unable to serve if elected to office and, to our knowledge, the nominees intend to serve the entire term for which election is sought. In the event any of the nominees should become unable to serve, or for good cause will not serve, as a director, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors or the Board of Directors may elect to reduce its size. Only the nominees or substitute nominees designated by the Board of Directors will be eligible to stand for election as directors at the Annual Meeting. There are no arrangements or understandings between any director, or nominee for directorship, pursuant to which such director or nominee was selected as a director or nominee.

Nominees for Board of Directors

We believe that our Board of Directors should be composed of individuals with sophistication and experience in many substantive areas that impact our business. We believe that experience, qualifications, or skills in the following areas are most important: procurement and distribution of food and related products, particularly those used by Chinese restaurants; delivery and logistics; customer service; restaurant industry management; technology and automation; accounting and finance; strategic planning; human resources and development practices; and board practices of other corporations. We believe that our current board members possess the professional and personal qualifications necessary for board service, and have highlighted particularly noteworthy attributes for each board member below. No director or nominee for director of the Company is also a director of a company having a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

The principal occupation, business experience for at least the past five years, and the age as of April 24, 2024, of each director nominee is included below.

The Company’s directors and nominees are as follows:

Name	Age	Position
Russell T. Libby	58	Independent Director and Chairman of the Board
Xiao Mou Zhang	51	Director, Chief Executive Officer
Valerie Chase	41	Independent Director
Prudence Kuai	68	Independent Director
Hong Wang	65	Independent Director

Russell T. Libby has served as a director since July 1, 2020, and was elected Chairman of the Board on February 22, 2021. Mr. Libby held numerous positions of increasing responsibility within the leadership of Sysco Corp. from 2007 through 2019, most recently Executive Vice President - Administration and Corporate Secretary. Prior to his career with Sysco, he served as President, COFRA North America, and Vice President - Legal, for Good Energies, Inc., investment advisors to private equity and venture capital funds owned by COFRA Holding A.G., a Swiss international conglomerate. Mr. Libby began his career in 1991 as a corporate associate with Arnall Golden Gregory, LLP, a full-service law firm in Atlanta. In 1995, he joined Liuski International, Inc., a computer distribution and manufacturing company, as General Counsel, Vice President - Human Resources and Secretary. In 1988, he received his Bachelor of Arts degree in International Relations from the University of Virginia in Charlottesville and, in 1991, he earned a J.D. degree from Emory University School of Law in Atlanta. Mr. Libby currently serves as a director on the board of Legacy Food Group, a holding company comprised of regional independent food distributors. Since October 2022, Mr. Libby has also served on the board of the Batten School of Leadership and Public Policy at the University of Virginia. We believe Mr. Libby’s qualifications to sit on our Board of Directors include his knowledge of food distribution management and operations, mergers and acquisitions, business environment, and financial markets.

Xiao Mou Zhang (aka Peter Zhang) has served as Co-Chief Executive Officer and director since November 4, 2019, following the merger between the Company and B&R Global Holdings Inc. ("B&R Global"), and was promoted to sole Chief Executive Officer on February 23, 2021. From 2014 until the merger, he served as Chairman of the Board and a Director of B&R Global that was co-founded by Mr. Zhang and his partners, to consolidate the shareholdings of various operating entities across the Pacific and Mountain States regions. Mr. Zhang has well over 20 years of experience in the food distribution industry with extensive experience in sales, marketing, financing, acquisitions, inventory, logistics and distribution. Under Mr. Zhang’s leadership, B&R Global established a large supplier network and maintained long-term relationships with many major suppliers stemming from business relationships that were built up over the years. We believe Mr. Zhang’s qualifications to sit on our Board of Directors include his extensive knowledge of the food distribution industry, particularly serving Chinese/Asian restaurants, and his over 20 years of management and leadership experience at B&R Global.

Valerie Chase has served as a director since December 15, 2021. Ms. Chase’s experience includes 19 years in the finance and accounting industry. She has broad experience across the finance function including technical accounting and SEC reporting, internal controls implementation and compliance, acquisitions and divestitures, cybersecurity and system implementations. From 2018 to 2021, Ms. Chase served as the Vice President, Chief Accounting Officer and Controller of Magnolia Oil & Gas Corporation, a Houston based publicly traded oil & gas exploration and production company (“Magnolia Oil & Gas”). As one of the first employees of Magnolia Oil & Gas, she was instrumental in setting up several governance processes and establishing effective internal controls. From 2010 to 2018, Ms. Chase served in roles of increasing responsibility with Apache Corporation, a Houston-based, publicly traded oil & gas exploration and production company, culminating in her role as the head of accounting policy and financial controls. Ms. Chase’s previously spent four years with Ernst & Young LLP, from 2005 to 2009. Ms. Chase holds a Bachelor of Economics degree and a Master of Accounting degree from the University of Michigan in Ann Arbor and is a Certified Public Accountant in the State of Texas. Ms. Chase currently serves as Treasurer for the board of directors of LifeHouse of Houston, a non-profit organization that serves pregnant women and their babies, based in Houston Texas. We believe Ms. Chase’s qualifications to sit on our Board of Directors include her experience in finance, accounting and corporate governance, as well as her expertise in accounting procedures, policies and financial controls.

Prudence Kuai joined as a director in January 2023. Ms. Kuai has most recently served as Chief Information Officer for Akumin/Alliance Imaging Company, a position which she held from July 2018 to February 2022. Prior to this, Ms. Kuai served as Chief Information Officer for Florida Blue from July 2012 to May 2015. Ms. Kuai also sits on the board of a not-for-profit charity Gabriel’s House, which is a homeless shelter for women and children based in Oxnard, California. Ms. Kuai is a 25-year veteran of the healthcare industry and a thought leader in applying technological advancements in operational process automation, eCommerce, utilization of artificial intelligence and data analytics. Ms. Kuai received a Master’s degree in Mathematics from the University of Texas, Arlington, and a Bachelor’s degree in Mathematics from National Taiwan University. We believe Ms. Kuai’s qualifications to sit on our Board of Directors include her experience in technology, management systems, cybersecurity, mergers and acquisitions, and knowledge of Chinese culture.

Hong Wang has served as a director since December 2019. Dr. Wang was previously a member of the Board of Directors of the Company from August 22, 2018, through November 1, 2019. Dr. Wang has served as a Professor of Management Information Systems at North Carolina A&T State University since 2005 and a Visiting Professor at Yunnan University of Finance and Economics in China since June 2012, Dalian Maritime University in China since June 2012, and Henan Polytechnic University in China since June 2015. Dr. Wang has over 30 years of university teaching experience and has taught Management Sciences, Operations Research, Optimization, Business Environment, Management Concepts, Strategic Management, and Engineering Economy, in addition to various Information Systems courses at both graduate and undergraduate levels. Dr. Wang is active in professional and community services. He has served in multiple cities in the U.S. for several terms as President of local Chinese Associations, on various boards, as a principal of Chinese schools, as session chair of academic conferences, and as a journal referee. He also helped several Chinese universities to establish international programs in collaboration with U.S. universities. Dr. Wang received his Ph.D. in Management Information Systems/Decision Sciences from Ohio State University. We believe Dr. Wang’s qualifications to sit on our Board of Directors include his knowledge of Chinese culture, management, operations, optimization, business environment, and economic engineering, and his prior effective service as a member of our Board.

Required Vote

Approval of the election of each director nominee requires the affirmative vote of a majority of the shares of common stock present in person, virtually or by proxy at the Annual Meeting and entitled to vote on this proposal. This means that each nominee who receives “For” votes representing a majority of the shares present in person, virtually or represented by proxy at the Annual Meeting and entitled to vote on this proposal will be elected. Accordingly, “Abstain” votes will have the same effect as a vote against the applicable director nominee. Broker non-votes are not treated as entitled to vote on this proposal, and accordingly will have no effect on the outcome of the vote on the proposal.

The Board of Directors unanimously recommends a vote FOR each of the director nominees.

Non-Director Executive Officers

The following sets forth information regarding our non-director executive officers as of April 24, 2024:

Name	Age	Position
Xi Lin	35	President and Chief Operating Officer; Interim Chief Financial Officer
Christine Chang	41	General Counsel and Chief Compliance Officer

Xi Lin (aka Felix Lin) was appointed to serve as President effective February 12, 2024, and has served as Chief Operating Officer since May 1, 2022. Mr. Lin also previously served as an independent director of the Company from November 2019 to April 2022. Mr. Lin worked in a number of positions at Blue Bird Corporation from 2010 until his resignation on April 1, 2022. Prior to his resignation, he was Vice President, with responsibility for compliance, human resources, government relations, corporate training, strategic relationships, and supply chain M&A. He also held various other leadership positions within Blue Bird Corporation in the Manufacturing Operations and Supply Chain Departments from 2015 to 2016, the Finance and Accounting Department in 2011 and from 2013 to 2015, and the International Business Development and M&A Departments in 2012. Mr. Lin received his B.A. in Accounting and Finance from the Eugene Stetson School of Business and Economics at Mercer University in Georgia, a Master’s degree in Accountancy from the J. Whitney Bunting College of Business at Georgia College and State University in Georgia, and a Master’s degree in Business Administration from the University of North Carolina at Chapel Hill.

Christine Chang has served as General Counsel and Chief Compliance Officer since September 8, 2021. Ms. Chang previously served as Vice President - Legal Affairs, Labor Relations and Litigation for Boyd Gaming Corp. From 2014 through August 2020, she served in various capacities as Corporate Counsel, Litigation, Senior Corporate Counsel, Litigation, and Vice President and Chief Counsel, Litigation, for Caesars Entertainment, Inc. Ms. Chang also served as an associate at the law firm of Dentons LLP, from 2008 to 2013. Ms. Chang holds a Bachelor of Arts in Rhetoric from the University of California Berkeley and a Juris Doctorate from Columbia University.

There are no arrangements or understandings between any executive officer pursuant to which such officer was selected as an executive officer.

CORPORATE GOVERNANCE

Director Independence

As required under the Nasdaq Capital Market listing rules (“Listing Rules”), a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which, in the opinion of our Board of Directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors considered certain relationships between our directors and us when determining each director’s status as an “independent director” under Rule 5605(a)(2) of the Listing Rules. Based upon such definition and SEC regulations, we have determined that Russell T. Libby, Valerie Chase, Dr. Hong Wang and Prudence Kuai are “independent” under the Listing Rules.

Board Leadership Structure and Role in Risk Oversight

Russell T. Libby is the Chairman of our Board of Directors. Our corporate governance guidelines provide that the Board of Directors is responsible for reviewing the process for assessing the major risks facing us and the options for their mitigation. This responsibility is largely satisfied by the Audit Committee of our Board of Directors (the “Audit Committee”), which is responsible for reviewing and discussing with management and our independent registered public accounting firm our major risk exposures and the policies management has implemented to monitor such exposures, including our financial risk exposures and risk management policies. We believe that the leadership structure of our Board provides appropriate risk oversight of our activities.

Hedging and Pledging Policy

The Company’s insider trading policy prohibits the purchase or sale of puts, calls, options, or other derivative securities based on the Company’s securities. Directors and executive officers may not margin or make any offer to margin any of the Company’s securities as collateral to purchase the Company’s securities or the securities of any other issuer. Directors and executive officers may, however, use the Company’s securities they beneficially own as collateral for a bona fide loan.

Committees of the Board of Directors
Audit Committee
Our Audit Committee is currently comprised of Valerie Chase (Chair), Russell T. Libby, Dr. Hong Wang and Prudence Kuai, all of whom meet the independence standards for purposes of serving on an audit committee under the Listing Rules and the Exchange Act. Our Audit Committee (i) assists the Board of Directors in its oversight of the integrity of our financial statements, compliance with legal and regulatory requirements, and corporate policies and controls, (ii) has the sole authority to retain and terminate our independent registered public accounting firm, approve all auditing services and related fees and the terms thereof, and pre-approve any non-audit services to be rendered by our independent registered public accounting firm, and (iii) is responsible for confirming the independence and objectivity of our independent registered public accounting firm. Our independent registered public accounting firm has unrestricted access to our Audit Committee. Our Board of Directors has determined that Valerie Chase qualifies as an “audit committee financial expert,” as such term is defined in Item 407 of Regulation S-K.

Our Audit Committee operates under a written charter that is reviewed annually. The charter is available at https://hffoodsgroup.com. The Audit Committee held ten (10) meetings during the year ended December 31, 2023.

Compensation Committee
The Compensation Committee of our Board of Directors (the “Compensation Committee”) is comprised of Dr. Hong Wang (Chair), Valerie Chase, Russell T. Libby and Prudence Kuai, all of whom currently meet the independence standards under the Listing Rules and the Exchange Act. The Compensation Committee’s duties include overseeing our overall compensation philosophy, policies and programs. This includes reviewing and analyzing the design and function of our various compensation components, establishing salaries, incentives and other forms of compensation for officers and non-employee directors, and administering our equity incentive plan. In fulfilling its responsibilities, the Compensation Committee has the authority to delegate any or all of its responsibilities to a subcommittee of the Compensation Committee.

Our Compensation Committee operates under a written charter that is reviewed annually. The charter is available at https://hffoodsgroup.com/committee-composition/. The Compensation Committee held eight (8) meetings during the year ended December 31, 2023.
Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee has ever been an officer or employee of the Company. Aside from Xi Lin, none of the Company’s executive officers serves, or has served, since inception, as a member of the Board of Directors, Compensation Committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of the Company’s directors or on the Company’s Compensation Committee.

Nominating and Governance Committee
Our Nominating Committee is comprised of Russell T. Libby (Chair), Dr. Hong Wang, Valerie Chase and Prudence Kuai, all of whom currently meet the independence standards under the Listing Rules and the Exchange Act. The Nominating Committee's duties include overseeing director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders), and seeking director candidates when vacancies emerge. Our stockholders that wish to nominate a director for election to the Board of Directors should follow the procedures set forth below under the caption “Stockholder Recommendations for Nominations to the Board of Directors”. Our Nominating Committee operates under a written charter that is reviewed annually. The charter is available at https://hffoodsgroup.com/committee-composition/. The Nominating Committee held four (4) meetings during the year ended December 31, 2023.

Special Transactions Review Committee
Our Special Transactions Review Committee (“Special Transactions Committee”) is comprised of Valerie Chase (Chair), Russell T. Libby, Dr. Hong Wang and Prudence Kuai, all of whom currently meet the independence standards under the Listing Rules and the Exchange Act. The Special Transactions Committee’s duties include evaluating transactions in which other directors, members of management or significant stockholders may be interested parties.

Our Special Transactions Committee operates under a written charter that is reviewed annually. The charter is available at https://hffoodsgroup.com/committee-composition/. The Special Transactions Committee held five (5) meetings during the year ended December 31, 2023.
Considerations in Evaluating Director Nominees
In selecting nominees for director, without regard to the source of the recommendation, our Nominating Committee uses a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, our Nominating Committee may consider, among other things, the current size and composition of our Board of Directors, the needs of our Board of Directors, and the respective committees of our Board of Directors. Some of the qualifications that may be considered include, without limitation, issues of character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, leadership skills, potential conflicts of interest, and other commitments. Director candidates must have sufficient time available, in the judgment of our Nominating Committee, to perform all Board of Director and committee responsibilities. In addition, our Nominating Committee considers all applicable statutory and regulatory requirements and the requirements of any exchange upon which our common stock is listed or to which it may apply in the foreseeable future.

Although our Board of Directors does not maintain a specific policy with respect to board diversity, we believe that our Board of Directors should be a diverse body, and our Nominating Committee considers a broad range of backgrounds and experiences in reviewing candidates for nomination to the Board of Directors. In making determinations regarding nominations of directors, our Nominating Committee may take into account the benefits of diverse viewpoints and other related factors as it oversees the annual Board of Director and committee evaluations. After completing its review and evaluation of director candidates, our Nominating Committee recommends to our full Board of Directors the director nominees for selection.

Board Diversity Matrix
Recently adopted Nasdaq Rule 5605(f) requires each listed company that has five or fewer board members to have, or explain why it does not have, at least one diverse director on the board. Inasmuch as our current Board of Directors includes a number of diverse directors within the meaning of the Nasdaq Rule, the composition of our Board of Directors is in compliance with the Nasdaq diversity requirement.

The table below highlights certain features of the composition of our Board of Directors as of each of April 11, 2024, and April 6, 2023:

Total number of directors	5
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	3	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	1	2	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	1	—	—
Two or more races or ethnicities	—	—	—	—
LGBTQ+	—
Did not disclose demographic background	—
Director Attendance

During 2023, the Board of Directors held eleven (11) meetings. Each of our directors attended 100% of all meetings of the Board of Directors and any committees on which such director was a member.

Although we do not have a specific director attendance policy, directors are encouraged to attend the annual meetings of stockholders.

Code of Conduct and Ethics

We have adopted a Code of Conduct and Business Ethics (the “Code”) that applies to our directors, officers and employees. The Code is designed to deter wrongdoing and promote: (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (ii) full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in our other public communications; (iii) compliance with applicable governmental laws, rules, and regulations; (iv) the prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and (v) accountability for adherence to the Code. We have adopted and maintain a Supplier Code of Conduct that sets forth standards of ethical business conduct and provides guidance applicable to our suppliers, vendors, and other third-party providers of goods and services. Copies of the Code and our Supplier Code of Conduct are available on our official website at https://hffoodsgroup.com. We intend to disclose any amendments or waivers of the Code on our website within four (4) business days.

CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS

Mr. Xiao Mou Zhang, our Chief Executive Officer and certain of his immediate family hold ownership interests in various companies (the “Related Parties”) involved in (i) the distribution of food and related products to restaurants and other retailers and (ii) the supply of fresh food, frozen food, and packaging supplies to distributors.

As disclosed in “Principal Stockholders,” the Company believes that Mr. Zhou Min Ni, the Company’s former Co-Chief Executive Officer, together with various trusts for the benefit of Mr. Ni's four children, are collectively the beneficial owners of approximately 22% of the Company’s outstanding shares of common stock, and he and certain of his immediate family members have ownership interests in Related Parties involved in (i) the distribution of food and related products to restaurants and other retailers and (ii) the supply of fresh food, frozen food, and packaging supplies to distributors.

The Company purchases products from and sells products to some of these Related Parties which at times also involve making advance payments to, or receiving advance payments from, these Related Parties. Prices paid for these goods are based on the prices published by the particular Related Party. The Company also leased to a Related Party, a warehouse and distribution facility near Savannah, Georgia, which promotes a relationship that helps the Company source a reliable supply of fresh and frozen seafood. The Company also leases from a Related Party its warehouse and distribution facility in Atlanta, Georgia, which enables the Company’s operations in that market. The Company has also made loans to certain Related Parties.

The Company makes regular purchases from and sales to various related parties. Related Party affiliations were attributed to transactions conducted between the Company and those business entities partially or wholly owned by Company officers. Management believes that the prices paid to these Related Parties as well as the level of service, reliability, delivery terms, and historical performance of these Related Parties are substantially equivalent to, or more advantageous than, prices and terms the Company would receive in arm’s length transactions from third parties that have no relationship with the Company and are capable of providing the same level of service. The Related Party affiliations, including the bona fides and fairness of certain transactions with related parties, are among the issues that were scrutinized as part of an internal investigation that has now concluded.

The Related Party transactions as of December 31, 2023, and for the year ended December 31, 2023, are identified as follows:

Related Party Sales, Purchases, and Lease Agreements

Purchases

Below is a summary of purchases of goods and services from Related Parties recorded for the year ended December 31, 2023:

			Year Ended December 31,
	(In thousands)	Nature	2023
(a)	Conexus Food Solutions (formerly known as Best Food Services, LLC)	Trade	$8,581
(b)	Enson Seafood GA, Inc. (formerly known as “GA-GW Seafood, Inc.”)	Trade	37
(b)	Ocean Pacific Seafood Group, Inc.	Trade	381
(c)	Asahi Food, Inc.	Trade	71
(b)	Rainfield Ranches, LP	Trade	134
	Total		$9,409
_______________
(a)An equity interest is held by three Irrevocable Trusts for the benefit of Mr. Zhang's children.
(b)Mr. Zhou Min Ni owns an equity interest in this entity.
(c)The Company, through its subsidiary Mountain Food, LLC, owns an equity interest in this entity.

Sales

Below is a summary of sales to Related Parties recorded for the year ended December 31, 2023:

		Year Ended December 31,
	(In thousands)	2023
(a)	ABC Food Trading, LLC	$2,078
(b)	Asahi Food, Inc.	791
(a)	Conexus Food Solutions (formerly known as Best Food Services, LLC)	928
(c)	Eagle Food Service, LLC	1,942
(e)	First Choice Seafood, Inc.	31
(e)	Fortune One Foods, Inc.	42
(d)	N&F Logistics, Inc.	6
(c)	Union Food LLC	27
	Total	$5,845
_______________
(a)An equity interest is held by three Irrevocable Trusts for the benefit of Mr. Zhang's children.
(b)The Company, through its subsidiary Mountain Food, LLC, owns an equity interest in this entity.
(c)Tina Ni, one of Mr. Zhou Min Ni’s family members, owns an equity interest in this entity indirectly through its parent company.
(d)Mr. Zhou Min Ni owns an equity interest in this entity.
(e)Mr. Zhou Min Ni owns an equity interest in this entity indirectly through its parent company.

Lease Agreements

The Company leases various facilities to Related Parties.

In 2020, the Company renewed a warehouse lease from Yoan Chang Trading Inc. under an operating lease agreement which expired on December 31, 2020. In February 2021, the Company executed a new five-year operating lease agreement with Yoan Chang Trading Inc., effective January 1, 2021, and expiring on December 31, 2025. Rent expense was $0.3 million for the year ended December 31, 2023.

Beginning 2014, the Company leased a warehouse to Asahi Food, Inc. under a commercial lease agreement which was rescinded March 1, 2020. A new commercial lease agreement for a period of one year was entered into, expiring February 28, 2021, with a total of four renewal periods with each term being one year. Rental income was $0.1 million for the year ended December 31, 2023.

Related Party Balances

Accounts Receivable - Related Parties, Net

Below is a summary of accounts receivable with Related Parties recorded as of December 31, 2023:

	(In thousands)	December 31, 2023
(a)	ABC Food Trading, LLC	$94
(b)	Asahi Food, Inc.	69
(a)	Conexus Food Solutions (formerly known as Best Food Services, LLC)	84
(c)	Enson Seafood GA, Inc. (formerly known as GA-GW Seafood, Inc.)	59
(d)	Union Food LLC	2
	Total	$308
_______________
(a)An equity interest is held by three Irrevocable Trusts for the benefit of Mr. Zhang's children.
(b)The Company, through its subsidiary Mountain Food, LLC, owns an equity interest in this entity.
(c)Mr. Zhou Min Ni owns an equity interest in this entity.
(d)Mr. Zhou Min Ni owns an equity interest in this entity indirectly through its parent company.

The Company has reserved for 100% of the accounts receivable for Union Food LLC as of December 31, 2023. The Company has reserved for 100% of the accounts receivable for Enson Seafood GA, Inc. as of December 31, 2023. All other accounts receivable from these related parties are current and considered fully collectible.

Accounts Payable - Related Parties

All the accounts payable to Related Parties are payable upon demand without interest. Below is a summary of accounts payable with related parties recorded as of December 31, 2023:

	(In thousands)	December 31, 2023
(a)	Conexus Food Solutions (formerly known as Best Food Services, LLC)	$379
	Others	18
	Total	$397
_______________
(a)An equity interest is held by three Irrevocable Trusts for the benefit of Mr. Zhang's children.

Employment Matters
Joanne Ni, the wife of our former Co-CEO and current significant stockholder Mr. Zhou Min Ni, was employed by the Company from 2019 to May 2023, in the role of General Manager of the Company’s Greensboro, North Carolina distribution center. In 2023, Mrs. Ni earned total cash and non-cash compensation of $406,596.82. Additionally, Jamie Lam, Mr. Zhou Min Ni’s sister-in-law, has been employed by the Company since 2019, currently in the role of General Manager of the Company’s Ocala, Florida, Greensboro, North Carolina, and Atlanta, Georgia distribution centers. In 2023, Ms. Lam earned total cash and non-cash compensation of $697,424.09. Billy Zhang, the brother of our CEO Mr. Peter Zhang, is the manager of Min Food, Inc., a subsidiary of the Company, and has held this role since December 15, 2015. In 2023, Mr. Billy Zhang earned total cash and non-cash compensation of $176,608.54.
Procedures with Respect to Review and Approval of Related Party Transactions
During 2023, the Special Transactions Committee of our Board of Directors was responsible for assisting our Board of Directors in the oversight, monitoring, and advance written approval of transactions between the Company (including any of its subsidiaries) and Related Parties (as defined in Item 404 of Regulation S-K) or any entities in which a Related Party has a direct or indirect material interest. Under the Special Transactions Committee Charter, and consistent with NASDAQ rules, the Special Transactions Committee has adopted written transaction policies and procedures relating to approval or ratification of transactions with Related Parties. Our management, internal auditors, and legal counsel are obligated to report at the earliest practicable time the proposal or negotiation of, and all material information related to, every such transaction directly to the Special Transactions Committee for its review. In accordance with these policies and procedures, the Special Transactions Committee determines whether a related person has a material interest in a transaction. Following such determination, the Special Transaction Committee has the sole discretion to approve the execution and delivery by the Company, or any subsidiary of the Company, of any agreement or instrument which comprises, memorializes or is ancillary to any such Related Party transaction.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion & Analysis (“CD&A”) sets forth the Company’s executive compensation philosophy, practices and decisions for the fiscal year 2023 for its named executive officers (“NEOs”) listed below and included in the Summary Compensation Table.

Name	Position Held with the Company During 2023
Xiao Mou Zhang	Chief Executive Officer
Xi Lin	Chief Operating Officer [1]
Carlos Rodriguez	Chief Financial Officer [2]
Christine Chang	General Counsel and Chief Compliance Officer
1 On February 9, 2024, the Company appointed Mr. Lin as President and Chief Operating Officer of the Company. Mr. Lin has also served as the Company’s Interim Chief Financial Officer since February 12, 2024. On April 22, 2024, the Company entered into an offer letter with Cindy Yao to serve as the Company’s Chief Financial Officer effective May 1, 2024.
2 Mr. Rodriguez served in this role until taking a leave of absence for personal reasons effective February 12, 2024; Mr. Rodriguez subsequently departed the Company on April 8, 2024.

In addition to the CD&A, the compensation and benefits provided to our NEOs in 2023 are set forth below in the Summary Compensation Table and other tables that follow this CD&A, as well as in the footnotes and narrative material that accompany those tables.

Executive Summary

The Company’s compensation program is designed to attract, retain, and motivate talented executives who contribute to the company's long-term success and stockholder value. Key highlights of our compensation program for fiscal year 2023 include:
•Alignment with Performance: Compensation is tied to performance, with a significant portion of executive pay being variable and performance based.
•Pay-for-Performance: The Company emphasizes a pay-for-performance philosophy, where compensation is directly linked to the achievement of strategic objectives and financial performance metrics.
•Competitive Compensation: In 2023, the Compensation Committee retained the services of an independent compensation consultant to ensure that compensation levels are competitive in attracting and retaining top talent.

Accomplishments and Challenges for 2023 and First Quarter of 2024

In fiscal year 2023, the Company accomplished the launch of its comprehensive operational transformation plan. The transformation plan is an effort to drive growth and cost savings, and includes the establishment of a fleet maintenance program, development of a national category purchase program, and the initiation of a network and facility study to optimize the Company’s distribution network. The Company benefited from higher margins in the Seafood category, primarily attributable to the successful implementation of a centralized seafood purchasing program that allows the Company to fully harness collective purchasing power.

In fiscal year 2023, net revenue was $1,148.5 million in 2023, compared to $1,170.5 million in 2022, a decrease of $22.0 million, or 1.9%. This decrease was primarily attributable to key challenges during the year, including deflationary pricing in imported frozen seafood, Asian specialty, poultry, and, to a lesser extent, exiting the Company’s chicken processing businesses. In 2022, the Company benefited from significant inflation experienced in poultry pricing, which declined in 2023. Gross profit was $204.0 million in 2023 compared to $205.5 million in 2022, a decrease of $1.5 million, or 0.7%. The decrease was primarily attributable to lower revenue. Gross profit margin of 17.8% for 2023 increased from 17.6% in the prior year.

Executive Compensation Philosophy

The Company is committed to maintaining a compensation program that aligns with corporate values, promotes stockholder interests, and drives long-term sustainable growth. The Company’s compensation philosophy is guided by the following key principles:
•Performance Alignment: We believe in linking executive compensation directly to the Company's performance and strategic objectives. Compensation is tied to both short-term and long-term performance metrics, ensuring that executives are incentivized to achieve results that drive stockholder value creation and support the Company’s strategic goals.
•Pay-for-Performance: Our compensation program emphasizes a pay-for-performance philosophy, where executive pay is directly tied to individual and Company performance. We believe that executives should be rewarded based on their contributions to the Company's success, with a significant portion of compensation being variable and performance based.
•Competitive Compensation: We strive to offer competitive compensation packages to attract and retain top executive talent within our industry. In late 2023, compensation levels were benchmarked against industry peers and relevant market data to ensure that our executives are fairly compensated relative to their peers and industry standards.
•Stockholder Alignment: We are committed to aligning executive compensation practices with the interests of our stockholders. We believe that executive pay should be transparent, reasonable, and aligned with stockholder value creation, promoting accountability and responsible governance.
•Governance and Oversight: The Compensation Committee of the Board of Directors oversees the development, implementation, and evaluation of our executive compensation program. The committee is composed of independent directors with relevant expertise and experience in compensation matters and operates in accordance with best corporate governance practices. The Compensation Committee has retained Pay Governance LLC (“Pay Governance”) to provide advice on best practices, review and assess compensation programs, and to assist in analyzing executive compensation. Pay Governance is an independent compensation consultant that provides executive compensation program design as well as research and competitive market intelligence on executive pay. Prior to engaging Pay Governance, the Compensation Committee considered the independence of Pay Governance and concluded that the work of Pay Governance did not raise any conflicts of interests.
•Transparency and Disclosure: We are committed to transparency and disclosure regarding our executive compensation practices. We believe that stockholders have the right to understand how executive pay is determined and how it aligns with Company performance and stockholder interests.

The compensation program for the Company’s NEOs consists of the following components:
•Base Salary: Provides a fixed annual salary to NEOs, reflecting their experience, skills, and responsibilities within the organization, and ensuring a competitive level of compensation relative to industry benchmarks.
•Annual Incentive Compensation: Performance-based bonuses tied to the achievement of annual financial targets, operational objectives, and individual performance goals, encouraging executives to deliver results that drive business success.
•Long-Term Incentive Plan: Equity-based awards designed to align NEO interests with long-term stockholder value creation and incentivize sustained performance and growth.
•Benefits: Comprehensive benefits packages provided to NEOs on the same basis as other employees, including health insurance, retirement plans, and other employee benefits, aimed at supporting the well-being and financial security of executives, employees and their families.

Pay Mix

The Company’s compensation mix is designed to align with the Company’s strategic objectives and performance goals, ensuring that executive pay reinforces the Company’s strategic priorities. The CEO and each of the other NEOs each receive compensation in each of these forms.

Element	Form	Purpose	Metrics	Time-Period	% of 2023 Pay Mix for NEOs[1]
Base Salary	Cash	To attract and retain and to provide a steady source of annual cash income		1-year	32%
Annual Incentive Plan	Cash	To incentivize for certain annual financial, operational, and individual objectives	•Financial Targets (70%) i.Net Revenue (10%) ii.Gross Profit (30%) iii.Internal Adjusted EBITDA[2] (60%) •Initiative Based Targets (30%)	1-year performance period	32%
Equity Incentive Compensation	Restricted Stock Units (“RSUs”) and Performance Share Units (“PSUs”)	To incentivize for certain long-term financial performance objectives and drive long-term shareholder value. 50% granted as RSUs and 50% granted as PSUs. RSUs vest based on continued employment through vesting date or earlier vesting as specified. PSUs incentivize based on attainment of specified goals.	For PSUs: •Revenue •Internal Adjusted EBITDA	3-year performance period[3]	36%
1 This column reflects the base salary at the end of 2023 and so takes into account the increase in base compensation to $375,000 for Ms. Chang during the 2023 year and the increase in the target for the Annual Incentive Plan for Ms. Chang during 2023 from 75% to 100%. Ms. Chang received equity incentive compensation of PSUs and RSUs based on her salary at the time of grant in 2023, which was $300,000.
2 For its target objectives, the Company used an internal adjusted EBITDA (“Internal Adjusted EBITDA”) which added back certain advisory fees and costs associated with the SEC investigation, delinquent filings/restatement and indemnification of former officers and directors.
3 The Compensation Committee has the ability to adjust payout based upon management’s achievement of significant milestones within the Company’s long-term strategic plan.

Executive Compensation Process

Role of Compensation Committee

The Compensation Committee assists the Board in determining the compensation of the CEO and other NEOs, reviewing the Company’s compensation and benefit programs and making recommendations to the Board with respect to non-executive officers and independent directors. The Compensation Committee, among other responsibilities, oversees the Company’s incentive compensation and equity-based plans and policies and fulfills other responsibilities as set forth in the Compensation Committee Charter. The Compensation Committee has the authority to retain or obtain the advice of a compensation consultant, legal counsel or other advisor in its sole discretion. During fiscal year 2023, the Compensation Committee retained the services of an independent executive compensation consultant, Pay Governance.

Role of CEO in Compensation Decisions

The CEO does not attend portions of the Compensation Committee and Board meetings during which his performance is being evaluated and his compensation determined. The CEO provides recommendations to the Compensation Committee on the compensation and performance of other NEOs.

Key Elements of Compensation

When compensation decisions for 2023 were made in 2022, we did not use a prescribed formula to establish pay levels. Rather, the Compensation Committee considered changes in the business, external market factors and the Company’s financial position when determining pay levels for the NEOs.

The Compensation Committee generally seeks to set an NEO’s targeted total cash compensation opportunity within a range that is the average of the applicable peer company and/or general industry compensation survey data, adjusted as appropriate for individual performance and internal pay equity and labor market conditions. In 2022, the Compensation Committee relied on market data to determine competitive compensation levels for the NEOs.

In November 2023, for fiscal year 2024 compensation decisions, Pay Governance developed with the Compensation Committee the following peer group consisting of fifteen companies:

1-800-FLOWERS.COM Inc.	Medifast, Inc.
AMCON Distributing Company	Mission Produce, Inc.
B&G Foods, Inc.	Natural Grocers by Vitamin Cottage, Inc.
Calavo Growers, Inc.	PetIQ, Inc.
The Chef’s Warehouse	Seneca Foods Corporation
The Hain Celestial Group, Inc.	SpartanNash Company
John B. Sanfilippo &Son, Inc.	Vital Farms, Inc.
Karat Packaging Inc.

Factors considered in developing the peer group included but were not limited to industry, revenue size, market capitalization, company location and unique characteristics of our business model. The peer group was utilized for direct benchmarking of 2024 pay levels and practices for executives and independent Board Members.

Compensation Metrics

The Board of Directors and Compensation Committee considers changes in the business, external market factors and our financial position each year when determining pay levels for the NEOs.

The Compensation Committee generally seeks to set an NEO’s targeted total cash compensation opportunity within a range that is the average of the applicable peer company and/or general industry compensation survey data, adjusted as appropriate for individual performance and internal pay equity and labor market conditions.

In addition to base salary, the Company approves a management incentive program annually pursuant to which NEOs are entitled to receive cash bonuses and PSUs based on achievement of certain company performance metrics. The Company also utilizes time-vested RSUs to incentivize NEOs to remain with the Company and contribute to its long-term success. Each NEO’s base salary is supplemented by various benefit plans that provide health, life, accident and disability benefits, most of which are the same plans as those provided to all of our employees. The severance arrangements are described in the Payments Upon Termination of Service or Change of Control section and the Executive Compensation – Severance section and provide for the specified severance payments, if applicable, based on the NEO’s position.

The Company also granted PSUs in 2023 which may be earned over a three-year performance period based on the applicable NEO’s continuation in service through the end of the performance period and the attainment of pre-determined goals. The performance metrics for the PSUs granted in 2023 for each of the three year performance periods is as follows: (i) for fiscal year 2023, in order to vest at 100%, the Company must have achieved a revenue of $1.23 billion excluding acquisitions, which represents 5% organic growth, and must have achieved an Internal Adjusted EBITDA of 4.5% of revenue; (ii) for fiscal year 2024, in order to vest at 100%, the Company must achieve a revenue of $1.29 billion excluding acquisitions, which represents 5% organic growth, and must have an Internal Adjusted EBITDA of 4.5% of revenue; and (iii) for fiscal year 2025, in order to vest at 100%, the Company must achieve a revenue of $1.35 billion excluding acquisitions, which represents 5% organic growth, and must have an Internal Adjusted EBITDA of 4.5% of revenue. Vesting of the PSUs is cumulative over the performance periods, and a metric not satisfied in the applicable performance period may be satisfied in a future period.

Base Salary

The base salaries of the Company’s NEOs are reviewed on an annual basis by the Compensation Committee and the CEO (other than with respect to the CEO’s own salary which is reviewed and determined by the Compensation Committee). This review is supplemented by assessments of the performance of the NEOs by the Compensation Committee. Base salaries are paid to the NEOs to compensate them for their day-to-day services. The salaries typically are used to recognize the experience, skills, knowledge, past performance, and responsibilities of each NEO.

The following table shows the changes to the annual base salaries of the NEOs that were effective during fiscal year 2023 as part of the Compensation Committee’s annual review process.

Name	2022 Base Salary Rate	2023 Base Salary Rate	% Increase (Decrease)
Xiao Mou Zhang	$600,000	$600,000	—%
Xi Lin	$450,000	$450,000	—%
Carlos Rodriguez	$400,000	$400,000	—%
Christine Chang [1]	$300,000	$375,000	25%
1 Ms. Chang’s salary was increased from $250,000 to $300,000 in November 2022 and increased from $300,000 to $375,000 in May 2023.

Subsequent Events

On February 9, 2024, the Company appointed Mr. Lin as President and Chief Operating Officer of the Company. In connection with his appointment, his base salary was increased to $495,000. Mr. Lin served as Interim Chief Financial Officer effective as of February 12, 2024, when Mr. Rodriguez went on a leave of absence. Effective April 8, 2024, Mr. Rodriguez departed from the Company, and Mr. Lin will continue to serve in the role of Interim Chief Financial Officer until a new permanent Chief Financial Officer is appointed. Mr. Lin receives an additional $20,000 for each month served as Interim Chief Financial Officer. On April 22, 2024, the Company entered into an offer letter with Cindy Yao to serve as the Company’s Chief Financial Officer effective May 1, 2024.

For fiscal year 2024, the Compensation Committee approved an increase in Mr. Zhang’s salary to $675,000. Prior to the 2024 increase, Mr. Zhang had not received an increase since being elected as sole CEO in February 2021.

Annual Cash Incentive Compensation

The Company approves an annual management incentive program (“AIP”) pursuant to which named executive officers are entitled to receive cash bonuses based on achievement of certain company performance metrics. For 2023, the performance metrics used varied for each NEO. Seventy percent (70%) of each NEO’s target cash incentive was tied to the Company’s financial performance, and thirty percent (30%) was tied to achievement of three individual initiative-based targets. For Mr. Zhang, these achievements included delivering two percent (2%) annualized savings on $100 million of seafood purchases in 2023, developing and implementing a vendor due diligence process, and eliminating material weaknesses in the financial reporting process by properly designing or maintaining effective controls over financial reporting. The financial targets for 2023 and results were as follows:

Metric	Weighting of Total 70%	$ Target	$ Result	% of Target
Net Revenue	10%	$1.23 billion	$1.15 billion	93.5%
Gross Profit	30%	$216 million	$204 million	94.4%
Internal Adjusted EBITDA	60%	$60.0 million	$48.5 million	80.8%

With respect to the individual initiative-based targets, Mr. Zhang achieved 2/3 of his individual initiative-based targets, Mr. Lin and Ms. Chang achieved all of their individual initiative-based targets, and Mr. Rodriguez achieved 0/3 of his individual initiative-based targets. Based on their target annual bonus percentages and the terms of the AIP, the NEOs had the opportunity to receive the cash awards shown below for fiscal year 2023.

	2023 AIP Target Award		2023 AIP Actual Award
Name	% of Base Salary Rate	$ Amount	% of Target	$ Amount
Xiao Mou Zhang	100%	600,000	80%	$481,800
Xi Lin	100%	450,000	90%	$406,350
Carlos Rodriguez [1]	100%	400,000	—%	$—
Christine Chang [2]	100%	375,000	90%	$338,625
1 The amount, if any, of any bonus under the AIP for Mr. Rodriguez is not calculable through the latest practicable date and the amount, if any, of such bonus is expected to be determined in 2024 and such amount will be disclosed in a filing under Item 5.02(f) of Form 8–K (17 CFR 249.308).
2 Ms. Chang’s bonus payout target increased from 75% to 100% as of May 11, 2023.

Subsequent Events

For fiscal year 2024, Mr. Zhang’s bonus payout target increased from 100% to 125%.

Equity Grants

Equity awards granted under the 2018 Plan, such as RSUs and PSUs, are an integral component of the Company’s compensation program. These awards serve multiple purposes:
•Alignment with Stockholder Interests: Equity grants align the interests of executives with those of stockholders, incentivizing executives to drive long-term value creation and stockholder returns.
•Retention and Motivation: Equity awards are an effective tool for retaining and motivating key executive talent, as they provide executives with a stake in the Company’s future performance and success.
•Long-Term Performance Incentives: By vesting over time or contingent upon the achievement of performance goals, equity awards provide executives with long-term performance incentives, encouraging sustained growth and strategic execution.
The Company grants various types of equity awards to executives, including:
•RSUs: RSUs represent a promise to deliver shares of Company stock to executives at a future date, subject to vesting conditions. These awards incentivize executives to remain with the Company and contribute to its long-term success. The time-based RSUs awarded in fiscal year 2023 vest in equal one-third installments on the first through third anniversary of the date of grant.
•PSUs: PSUs are granted based on the achievement of predetermined performance metrics over a specified performance period. These awards directly link executive compensation to the Company’s financial and operational performance, promoting accountability and alignment with corporate goals. The Company’s PSUs in 2023 were granted over a three-year performance period. The performance metrics are Internal Adjusted EBITDA (50%) and net revenue (50%).

During fiscal year 2023, the Compensation Committee approved the granting of time-based RSUs and PSUs to each of the NEOs. For these awards, the target award value was set at 150% of base salary for Mr. Zhang, 100% of base salary for Mr. Lin, Mr. Rodriguez, and Ms. Chang. The mix of awards consists of 50% PSUs and 50% time-based RSUs.

The Company’s NEOs grant of RSUs and potential grant of PSUs are calculated as a percentage of the individual NEO’s salary as listed below.

Name	RSU Grant as % of Base Salary	Max PSU Grant as % of Base Salary	$ Total Amount
Xiao Mou Zhang	75%	75%	$900,000
Xi Lin	50%	50%	$450,000
Carlos Rodriguez	50%	50%	$400,000
Christine Chang	50%	50%	$375,000

For fiscal year 2023, the Company achieved 93.5% of the revenue target and 93.9% of the Internal Adjusted EBITDA target, resulting in a vesting percentage of 93.7% for PSUs.

Subsequent Events

For grants to be made in fiscal year 2024, PSUs will vest over a three-year period, with vesting to be earned, if at all, at the end of the three-year period.

Payments Upon Termination of Service or Change of Control

The Company believes that providing payments upon termination of service or change of control payments for executives is essential for attracting and retaining top talent, mitigating the risks associated with executive turnover, and ensuring leadership continuity during periods of change. These payments are structured to align with stockholder interests and promote responsible governance.

Each NEO is entitled to receive severance under the HF Foods Group Inc. Severance Plan, as amended and restated, (the “Severance Plan”), that provides for payment of severance benefits upon the occurrence of certain involuntary termination events, including terminations of employment by the Company without Cause and resignations for Good Reason (each as defined in the Severance Plan). The Severance Plan provides for enhanced severance in the event of a qualifying termination during the six-month period before or the twelve-month period following a Change in Control (as defined in the Severance Plan). For a description of the Severance Plan and the severance and change in control payments the NEOs would be entitled to under the Severance Plan, see the Severance Plan and the Potential Payments Upon Termination or Change in Control sections below.

Mr. Rodriguez departed the Company effective April 8, 2024, and will receive severance benefits under the Severance Plan, subject to Mr. Rodriguez entering into a release of claims.

In addition, pursuant to the 2018 Plan, all unvested equity awards will accelerate in vesting in the event of a Change in Control (as defined in the 2018 Plan), as described further in the 2018 Omnibus Equity Incentive Plan and Potential Payments Upon Termination or Change in Control sections below. These payments are designed to provide executives with financial security and incentivize retention during periods of transition.

Perquisites

Other than the broad-based plan benefits described under the Other Compensation section below, the Company offers only a limited amount of perquisites to our NEOs that are not otherwise available to all salaried employees, such as relocation benefits, and believe this arrangement is consistent with our “pay for performance” philosophy.

Other Compensation

The NEOs are eligible to participate in the Company’s broad-based plans, such as medical, dental, vision, disability and the 401(k) plan with a Company matching contribution, which is described in more detail in the Defined Contribution Retirement Plan section below. Each NEO was eligible to participate in the Company’s employee term life insurance policy during fiscal year 2023 at no cost to the employee equal to one times pay up to a maximum death benefit of $500,000. NEOs may also purchase additional life insurance for themselves and their spouse and dependents.

Clawback Policy

The Company adopted the Compensation Clawback Policy (the “Clawback Policy”) effective as of October 2, 2023, which generally provides that the Board of Directors shall require current and former officers subject to the reporting requirements of Section 16 of the Exchange Act and other employees eligible to receive incentive compensation (the “Covered Persons”) to reimburse or forfeit erroneously awarded incentive compensation, including equity awards, received by the Covered Person during the three (3) fiscal years preceding the restatement of the Company’s financial statements in the event that the Company issues such a restatement due to material noncompliance with securities laws, regardless of whether such Covered Person engaged in misconduct or was responsible for the restatement. The Compensation Committee has discretion to determine the timing and method for recouping any incentive compensation under the Clawback Policy. A copy of the Clawback Policy is attached as an exhibit to the 2023 Annual Report.

Risk Assessment

Executive compensation practices can introduce various risks to the Company, including:
•Excessive Risk-Taking: Compensation structures that overly incentivize short-term performance may encourage executives to take excessive risks to meet performance targets, potentially jeopardizing the company's long-term sustainability.
•Misalignment with Stockholder Interests: Compensation arrangements that do not effectively align executive interests with stockholder interests may result in conflicts of interest and undermine corporate governance practices.
•Retention Risks: Inadequate compensation packages may increase the risk of talent flight, leading to turnover among key executives and disrupting business continuity and strategic execution.
•Reputational Risks: Controversial or excessive executive compensation practices may attract negative attention from stakeholders, damaging the Company's reputation and stakeholder trust.

The Company monitors and evaluates the effectiveness of its executive compensation program in mitigating risks and achieving desired outcomes. This includes regular reviews of compensation practices and structures to ensure alignment with corporate objectives and stockholder interests and annual assessments of the relationship between executive compensation and Company performance.

In addition, the Company employs the following strategies:
•Balanced Compensation Mix: The Company maintains a balanced mix of fixed and variable compensation components to mitigate the risk of excessive risk-taking. Performance-based incentives are designed to align with the Company's long-term strategic objectives. In connection with this strategy, PSU awards in 2024 will utilize a three-year cliff vesting schedule, instead of vesting annually over three years.
•Performance Metrics Alignment: Performance metrics used to determine executive compensation are aligned with the Company's strategic priorities and long-term stockholder value creation, reducing the risk of short-sighted decision making.
•Clawback Provisions: As noted above, the Company has implemented and maintains a Clawback Policy, allowing for the recoupment of incentive compensation in the event of financial restatements.
•Independent Oversight: The Compensation Committee of the Board of Directors provides independent oversight of the executive compensation program, ensuring that compensation practices are consistent with best corporate governance practices and aligned with stockholder interests. The Compensation Committee works with the compensation consultant on structuring and reviewing its executive compensation program.

Shareholder Advisory Vote

At our 2023 annual meeting, approximately ninety-nine percent (99%) of our stockholders approved our say-on-pay resolution as to executive compensation disclosed in last year’s proxy statement. The Company believes such vote to be a positive endorsement of its current pay practices and is evidence that its compensation policies have been in the best interest of stockholders. At our 2019 annual meeting, the stockholders voted that a say-on-pay vote should occur every year.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the CD&A required by Item 402(b) of Regulation S-K with management. Based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the CD&A be included in the Company’s Proxy Statement on Schedule 14A for the Annual Meeting.

Compensation Committee of HF Foods Group Inc.

Dr. Hong Wang, Chairman
Valerie Chase
Russell T. Libby
Prudence Kuai

EXECUTIVE COMPENSATION
The following table sets forth a summary of the compensation paid to or accrued by our Chief Executive Officer and the most highly compensated executive officers other than our Chief Executive Officer for the fiscal years ended December 31, 2023, 2022, and 2021:
Summary Compensation Table

Name	Year	Salary ($)	Bonus ($)	Stock Awards (5) ($)	All Other Compensation ($)	Total ($)
Xiao Mou Zhang (1)	2023	600,000	481,800	900,000	170,000 (6)	2,151,800
Chief Executive Officer	2022	600,000	596,400	900,000	—	2,096,400
	2021	600,000	680,000	1,258,047	—	2,538,047

Carlos Rodriguez (2)	2023	400,000	—	400,000	—	800,000
Chief Financial Officer	2022	153,846	250,000	400,000	—	803,846

Xi Lin (3)	2023	450,000	406,350	450,000	75,088 (7)	1,381,438
Chief Operating Officer	2022	285,577	447,300	610,000	92,504 (7)	1,435,381

Christine Chang (4)	2023	346,154	338,625	300,000	—	984,779
General Counsel and Chief Compliance Officer	2022	234,903	223,650	262,500	—	721,053
	2021	41,346	60,000	216,557	40,000 (8)	357,903
(1)Mr. Zhang was appointed Co-CEO on November 4, 2019, following the merger with B&R Global and became sole CEO on February 23, 2021.
(2)Mr. Rodriguez was appointed the Company’s Chief Financial Officer August 1, 2022. On February 12, 2024, Mr. Rodriguez went on a personal leave of absence and effective April 8, 2024, Mr. Rodriguez departed from the Company. The amount, if any, of any bonus under the Annual Incentive Plan for Mr. Rodriguez is not calculable through the latest practicable date and the amount, if any, of such bonus is expected to be determined in 2024 and such amount will be disclosed in a filing under Item 5.02(f) of Form 8–K (17 CFR 249.308).
(3)Mr. Lin was a member of the Board of Directors prior to commencing service as the Company’s Chief Operating Officer on April 15, 2022. He was appointed Interim Chief Financial Officer effective May 9, 2022, following Mr. Lee’s departure. Upon Mr. Rodriguez’s hiring and appointment as Chief Financial Officer, effective August 1, 2022, Mr. Lin relinquished his duties as Interim Chief Financial Officer and remained Chief Operating Officer. Effective on Mr. Rodriguez’s leave of absence, on February 12, 2024, Mr. Lin was appointed as Interim Chief Financial Officer, and Mr. Lin will continue to serve in the role as Interim Chief Financial Officer until a new permanent Chief Financial Officer is appointed.
(4)Ms. Chang joined the Company in September 2021.
(5)Amounts reflect the full grant-date fair value of restricted stock units (“RSUs”) and performance restricted stock units (“PSUs”) granted during the years ended December 31, 2023, 2022 and 2021 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named executive officer. The value of the PSUs set forth above is based on the probable outcome of the performance conditions on the grant date. We provide information regarding the assumptions used to calculate the value of all PSUs and RSUs granted to our executive officers in Note 14 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023.
(6)Consists of payment under a modified bonus arrangement for 2021 which deferred payment of 20%, or $170,000, of the 2021 total bonus of $850,000 until the filing of 2021 Annual Report on Form 10-K, which occurred on January 31, 2023.
(7)Consists of amounts paid to reimburse relocation expenses for 2022 and 2023 and payments for 2023 of employer matching contributions under the Company’s defined contribution plan of $6,923.
(8)Consists of signing bonus per Ms. Chang’s offer letter.

Grants of Plan-Based Awards

Name	Grant Date	Estimated future payouts under equity incentive plan awards		All other stock awards: Number of shares of stock or units (2) (#)	Grant date fair value of stock awards (3) ($)
		Threshold/Target (#)	Maximum (1) (#)
Xiao Mou Zhang	4/15/2023	116,580	116,580	116,850	900,000

Carlos Rodriguez	4/15/2023	51,813	51,813	51,813	400,000

Christine Chang	4/15/2023	38,860	38,860	38,860	300,000

Xi Lin	4/15/2023	58,290	58,290	58,290	450,000

(1)Represents PSUs granted under the 2018 Plan. The PSUs vest over three equal annual installments on the first three anniversaries of the grant date and may be earned over a three-year performance period based on the applicable NEO’s continuation in service through the end of the performance period and the attainment of pre-determined goals. The performance goals are described in the “Compensation Metrics” section within the Compensation Discussion and Analysis section above.
(2)Represents RSUs granted under the 2018 Plan. The RSUs vest over three equal annual installments on the first three anniversaries of the grant date and are subject to forfeiture in the event of NEO’s termination of service under specified circumstances.
(3)Amounts for the year ended December 31, 2023, reflect the full grant-date fair value of RSUs and PSUs granted during the year ended December 31, 2023, computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the NEO. The value of the PSUs set forth above is based on the probable outcome of the performance conditions on the grant date. We provide information regarding the assumptions used to calculate the value of all PSUs and RSUs granted to our NEOs in Note 14 to the consolidated financial statements included in in our Annual Report on Form 10-K for the year ended December 31, 2023.
Offer Letters
Ms. Chang, Mr. Lin and Mr. Rodriguez all entered into offer letters with the Company providing for at-will employment. The offer letters contain initial annual base salary information ($250,000 for Ms. Chang, $450,000 for Mr. Lin and $400,000 for Mr. Rodriguez) and target bonus percentages (75% of base salary for Ms. Chang, 100% of base salary for Mr. Lin and 100% of base salary for Mr. Rodriguez). As of May 11, 2023, the Company increased Ms. Chang’s base salary to $375,000 and increased her bonus payout target from 75% to 100%.
The offer letters all provide for participation in the 2018 Plan, with an equity award in the year employment commenced equal to: for Ms. Chang, Mr. Lin and Mr. Rodriguez, 50% of base salary in RSUs and 50% of base salary in PSUs. Mr. Lin received an additional grant of RSUs equal to $100,000 in 2022 after his start date.
Pursuant to their respective offer letters, Mr. Lin received certain relocation benefits.
Each NEO is also eligible for severance benefits under the Severance Plan, as described in the Severance Plan section below.
Mr. Rodriguez’s Departure
On February 12, 2024, Mr. Rodriguez went on a leave of absence and, effective April 8, 2024, Mr. Rodriguez departed from the Company. The amount, if any, of any 2023 bonus under the Annual Incentive Plan for Mr. Rodriguez is not calculable through the latest practicable date, and the amount, if any, of such bonus is expected to be determined during 2024. Such amount will be disclosed in a filing under Item 5.02(f) of Form 8–K (17 CFR 249.308). Mr. Rodriguez was eligible for severance benefits under the Severance Plan, as described in the Severance Plan section below, subject to Mr. Rodriguez entering into a release of claims.
Defined Contribution Retirement Plan
The Company maintains a defined contribution retirement plan, the HF Foods Group, Inc. Employees 401(k) Savings Plan, which is described in more detail in Note 15 - Employee Benefit Plan to the Company’s audited consolidated financial statements disclosed in this Annual Report on Form 10-K. The Company matches 100% of the first 3% of the participant’s deferred compensation plus 50% of the amount contributed between 3% and 5% of the participant’s deferred compensation, all subject to any applicable limitations under the Internal Revenue Code.

Severance Plan

The Severance Plan provides for the payment of severance and other benefits to eligible employees in the event of an involuntary termination of employment with the Company other than for Cause (as defined in the Severance Plan) or other disqualifying circumstances, or upon resignation for Good Reason, as defined in the Severance Plan. The Severance Plan is comprised of a plan with general terms and “severance plan policy” attachments, which detail the specific terms of severance for (i) the Chief Executive Officer, (ii) “Key Executives” other than the Chief Executive Officer (which the Severance Plan defines as the Chief Financial Officer, Chief Operating Officer, General Counsel, Chief Compliance Officer, each individual classified as Executive Vice President by the Company and each other executive officer of the Company designated a Key Executive by a committee comprised of the Chief Executive Officer, Chief Financial Officer and Chief Operating Officer), and (iii) employees classified as Senior Vice Presidents or Vice Presidents (the “SVP and VP” policy).

In the event of a qualifying termination and subject to the employee’s execution of a general release of liability against the Company and other requirements as specified in the Severance Plan, the eligible executive officers receive the following benefits:
•     payment of base salary multiplied by two in the case of the Chief Executive Officer, base salary multiplied by one in the case of Key Executives other than the Chief Executive Officer, or base salary multiplied by one-half in the case of each eligible SVP and VP; and
•     payment of COBRA premiums, for up to 12 months in the case of the Chief Executive Officer and Key Executives other than the Chief Executive Officer, or for up to 6 months in the case of each eligible SVP and VP.

In addition, in the event of a qualifying termination during the 6-month period before or the 12-month period following a Change in Control (as defined in the Severance Plan) and subject to the applicable participant’s execution of a general release of liability against the Company and other requirements as specified in the Severance Plan, the eligible executive officers receive the following severance benefits:
•payment of base salary multiplied by three in the case of the Chief Executive Officer and Key Executives, or base salary multiplied by one in the case of each eligible SVP and VP; and
•    payment of COBRA premiums, for up to 12 months in the case of the Chief Executive Officer and Key Executives, or for up to 6 months in the case of each eligible SVP and VP.

The increases in severance apply as a result of a termination without cause or resignation for good reason that occur during the 6-month period before or the 12-month period following a change in control.

The Severance Plan provides that if any eligible employee would receive payments that would be treated as “parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended (the “ Internal Revenue Code”), the eligible employee will receive the “greater of” the full amount (subject to the excise tax) or the amount which would result in no portion of the payment being subject to the excise tax under Section 4999 of the Internal Revenue Code.

The Severance Plan also prohibits (i) the amendment of the Severance Plan that causes an individual or group of individuals to cease to be eligible, unless communicated to the affected individual(s) in writing at least six months prior to the effective date, and (ii) the amendment or termination of the Severance Plan within 12 months following a change in control, to the extent such amendment would reduce the benefits under the Severance Plan, impair an employee’s eligibility, or impose additional requirements on an employee’s right to receive benefits, unless the individual consents in writing.

2018 Omnibus Equity Incentive Plan

Information regarding our 2018 Plan is included in the Equity Compensation Plan Information section below. Our 2018 Plan provides for the acceleration of the vesting of unvested equity awards upon a “Change in Control” of the Company. A Change in Control under the 2018 Plan includes (i) a sale or transfer of substantially all of the Company’s assets; (ii) the dissolution or liquidation of the Company; (iii) a merger or consolidation to which the Company is a party and after which the prior stockholders of the Company hold less than 50% of the combined voting power of the surviving corporation’s outstanding securities; or (iv) the incumbent directors cease to constitute at least a majority of the Board of Directors (the full definition of “Change in Control” is included in the 2018 Plan). In the event of a “Change in Control,” our 2018 Plan provides for the immediate vesting of all equity awards issued thereunder.

The Company is proposing an amendment to the 2018 Plan, which is described in Proposal 4: Approval of an Amendment to the 2018 Plan.

Outstanding Equity Awards at December 31, 2023
The following table provides information regarding outstanding stock awards to our NEOs that remained subject to vesting at December 31, 2023.

	Equity Incentive Plan Awards: Number of unearned shares, units or other rights that have not vested (#)	Equity Incentive Plan Awards: Market or payout value of unearned shares, units or other rights that have not vested (7)(8) ($)
Xiao Mou Zhang	29,014(1)	154,935
	14,507(2)	77,467
	58,708(3)	313,501
	62,630(4)	334,444
	116,580(5)	622,537
	116,580(6)	622,537

Christine Chang	6,979(1)	37,268
	3,489(2)	18,631
	17,123(3)	91,437
	18,267(4)	97,546
	38,860(5)	207,512
	38,860(6)	207,512

Xi Lin	42,400(3)	226,416
	31,315(4)	167,222
	58,290(5)	311,269
	58,290(6)	311,269

Carlos Rodriguez	26,092(3)	139,331
	27,836(4)	148,644
	51,813(5)	276,681
	51,813(6)	276,681
(1) Shares of RSUs granted in 2021 to the NEOs vest over three equal annual installments and are subject to forfeiture in the event of the NEO’s termination of service to the Company under specified circumstances.
(2) Shares of PSUs granted to the NEOs vest over three equal annual installments beginning from April 1, 2022, and are subject to forfeiture in the event of the NEO’s termination of service to the Company under specified circumstances. The number of shares shown is the target amount, and the actual number of shares that may vest ranges from 0% to 100% of the target amount, depending on the achievement of specified performance goals.
(3) Shares of RSUs granted to the NEOs vest over three equal annual installments beginning from April 15, 2023, and are subject to forfeiture in the event of the NEO’s termination of service to the Company under specified circumstances.

(4) Shares of PSUs granted to the NEOs vest over three equal installments beginning from April 15, 2023, and are subject to forfeiture in the event of the NEO’s termination of service to the Company under specified circumstances. The number of shares shown is the target amount, and the actual number of shares that may vest ranges from 0% to 100% of the target amount, depending on the achievement of specified performance goals.
(5) Shares of RSUs granted to the NEOs in 2023 vest over three equal annual installments beginning from April 15, 2024, and are subject to forfeiture in the event of the NEO’s termination of service to the Company under specified circumstances.
(6) Shares of PSUs granted to the NEOs vest over three equal installments beginning from April 15, 2024, and are subject to forfeiture in the event of the NEO’s termination of service to the Company under specified circumstances. The number of shares shown is the target amount, and the actual number of shares that may vest ranges from 0% to 100% of the target amount, depending on the achievement of specified performance goals.
(7) Dollar amount is determined by multiplying the number of unvested shares of RSUs by the closing price per share of the Company’s common stock on December 29, 2023 ($5.34), as reported on the NASDAQ Capital Market.
(8) Dollar amount is determined by multiplying the number of unvested shares of PSUs by the closing price per share of the Company’s common stock on December 29, 2023 ($5.34), as reported on the NASDAQ Capital Market.

Option Exercises and Stock Vested
The following table sets forth information regarding the exercise of stock options and the vesting of stock awards for each NEO on an aggregated basis during the fiscal year ended December 31, 2023.

Name	Option Awards		Stock Awards
	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Xiao Mou Zhang	-	-	118,699	510,984

Carlos Rodriguez	-	-	26,965	104,085

Christine Chang	-	-	31,654	129,059

Xi Lin	-	-	48,600	187,596

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Potential payments upon a termination or change in control as of December 31, 2023, for the NEOs are set forth in the Change in Control and Severance Payments Table below. The amounts of these payments as of December 31, 2023, for each of Mr. Zhang, Mr. Rodriguez, Ms. Chang and Mr. Lin are set forth in the Change in Control and Severance Payments Table.

All of the NEOs participate in and are eligible to receive severance benefits under the Severance Plan, as described in the Severance Plan section above, with the following “severance plan policy” attachments applying to each NEO: for Mr. Zhang, the Chief Executive Officer policy; for Mr. Rodriguez, Ms. Chang, and Mr. Lin, the “Key Executive” policy. As described above, receiving these payments is subject to the named NEO’s execution of a general release of claims. Mr. Rodriguez departed the Company effective April 8, 2024, and therefore the potentially payable severance or other benefits no longer apply to him.

Pursuant to the 2018 Plan, in the event of a change in control, all unvested equity awards will accelerate in vesting. In the event of a termination without a change in control, the number of shares of common stock subject to RSU awards that vest shall be determined by the Compensation Committee.

For equity awards granted in 2024 and beyond, unvested equity awards will accelerate in vesting in the event of a termination by the Company without cause within twelve months following a change in control.

CHANGE IN CONTROL AND SEVERANCE PAYMENTS AS OF DECEMBER 31, 2023

	Xiao Mou Zhang	Carlos Rodriguez	Christine Chang	Xi Lin
Termination without Cause - No Change of Control
Salary Continuation	$1,200,000	$400,000	$375,000	$450,000
Benefits Continuation	$25,467	—	$6,932	$25,467
Total	$1,225,467	$400,000	$381,932	$475,467
Resignation for Good Reason - No Change of Control
Salary Continuation	$1,200,000	$400,000	$375,000	$450,000
Benefits Continuation	$25,467	—	$6,932	$25,467
Total	$1,225,467	$400,000	$381,932	$475,467
Disability (1)
Salary Continuation	—	—	—	—
Benefits Continuation	—	—	—	—
RSU and PSU Vesting	—	—	—	—
Total	—	—	—	—
Death (2)
Salary Continuation	—	—	—	—
Benefits Continuation	—	—	—	—
RSU and PSU Vesting	$2,125,421	$841,338	$659,907	$1,016,175
Total	$2,125,421	$841,338	$659,907	$1,016,175
Change of Control - No Termination of Employment
Salary Continuation	—	—	—	—
Benefits Continuation	—	—	—	—
RSU and PSU Vesting (3)	$2,125,421	$841,338	$659,907	$1,016,175
Total	$2,125,421	$841,338	$659,907	$1,016,175
Change of Control - Termination of Employment without Cause or Resignation for Good Reason (4)
Salary Continuation	$1,800,000	$1,200,000	$1,125,000	$1,350,000
Benefits Continuation	$25,467	—	$6,932	$25,467
RSU and PSU Vesting (5)	$2,125,421	$841,338	$659,907	$1,016,175
Total	$3,950,888	$2,041,338	$1,791,839	$2,391,642

(1) The Company maintains a disability plan which is generally available to all employees, and any payments or benefits under this plan are not disclosed in this table. Any vesting of outstanding equity awards in the event of disability is at the discretion of the Compensation Committee.
(2) The Company maintains a life insurance plan that is generally available to all employees, and any payments under this plan are not disclosed in this table.
(3) RSUs and PSUs fully vest on the date of a Change of Control.
(4) Under the Severance Plan, the increases in severance apply as a result of a termination without Cause or resignation for Good Reason that occur during the 6-month period before or the 12-month period following a Change in Control (each as defined in the Severance Plan).
(5) RSUs and PSUs fully vest on the date of a Change of Control.

Chief Executive Officer Pay Ratio

The Company’s chief executive officer to median employee pay ratio was calculated in accordance with SEC requirements. However, due to the flexibility afforded by Item 402(u) of Regulation S‑K in calculating the pay ratio, the ratio presented herein is a reasonable estimate and may not be comparable to the pay ratio presented by other companies.

The Company identified the median employee by examining 2023 total compensation for all employees of the Company excluding the Chief Executive Officer.

The employee population used to identify the Company’s median employee included all employees of the Company, whether employed on a full‑time, part‑time or seasonal basis, as of December 31, 2023. The compensation measure described above was consistently applied to this entire employee population. The Company did not make any assumptions, adjustments or estimates with respect to the employee population or the compensation measure, but it did annualize the compensation for any employees that were not employed by the Company for all of 2023.

After identifying the median employee based on the compensation measure described above, the Company calculated annual total compensation for the median employee using the same methodology used for our named executive officers as set forth in the “Summary Compensation Table” herein. The median employee was identified as of December 31, 2023, and the chief executive officer to median employee pay ratio was calculated with respect to the annualized compensation for Mr. Zhang. As illustrated in the table below, in 2023, the Company’s Chief Executive Officer’s annual total compensation was 33.9 times that of the Company’s median employee.

2023 Annual Total Compensation of CEO	$2,151,800
2023 Annual Total Compensation of Median Employee	$63,489
Total Annual Compensation Pay Ratio	33.9

DIRECTOR COMPENSATION
The following table sets forth compensation for each director for the year ended December 31, 2023:

Name	Fees Earned (3) ($)	Stock Awards (4) ($)	All Other Compensation ($)	Total ($)
Xiao Mou Zhang (1)	—	—	—	—
Russell T. Libby	205,000	100,000	—	305,000
Dr. Hong Wang	75,000	60,000	—	135,000
Valerie Chase	175,000	60,000	—	235,000
Prudence Kuai (2)	60,000	60,000	—	120,000
(1)Mr. Zhang did not receive any additional compensation for his service as a director.
(2)Ms. Kuai was appointed as a director effective January 17, 2023.
(3)Includes fees earned for serving on the Special Investigation Committee of $50,000 for Mr. Libby and Ms. Chase, and fees earned for serving on the Special Litigation Committee of $25,000 for Mr. Libby and Ms. Chase.
(4)Amounts reflect the full grant-date fair value of RSUs granted during the year ended December 31, 2023, computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the director. The award values were calculated using the grant date stock price on April 15, 2023, of $3.86, and all vest on April 15, 2024.

Narrative Disclosure to Director Compensation Table
For the year ending December 31, 2023, we paid our Chairman of the Board $25,000 per quarter and independent directors $15,000 per quarter, as well as an annual equity award in the form of RSUs, which vest on the one year anniversary of the grant, with grant date fair values of $100,000 for our Chairman of the Board and $60,000 for our independent directors. We also paid the Chairs of the Audit, Compensation, Nominating and Governance, Special Transaction and Special Investigation Committees $3,750 per quarter for the year ended December 31, 2023. Special Investigation Committee members also received $2,500 per quarter. We reimburse directors for any out-of-pocket expenses incurred in connection with attending board or committee meetings. Special Investigation Committee members were awarded bonuses in the amount of $50,000 each, and Special Litigation Committee members were awarded bonuses in the amount of $25,000 each.

Subsequent Events
For 2024, the Compensation Committee approved the following increases in director compensation: (i) the chairperson of the audit committee’s fee will increase from $15,000 to $20,000; and (ii) directors will receive equity awards with grant date fair values equal to 125% of the director’s retainer (increased from 100% of the director’s retainer in 2023).

PAY VERSUS PERFORMANCE

Year(1)	Summary Compensation Table Total for Xiao Mou Zhang ($)	Summary Compensation Table Total for Zhou Min Ni ($)	Compensation Actually Paid to Xiao Mou Zhang(2) ($)	Compensation Actually Paid to Zhou Min Ni(2) ($)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(2) ($)	Value of Initial Fixed $100 Investment Based on:		Net Income (Loss) ($)(4)	Adjusted EBITDA ($)(4)(5)
							Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(3)
2023	2,151,800	—	2,619,163	—	1,055,406	1,262,107	27.38	151.04	(2,662)	44,583
2022	2,096,400	—	1,205,945	—	836,756	521,323	20.82	130.67	235	40,133
2021	2,538,047	216,212	2,752,751	216,212	437,239	535,905	43.38	145.67	22,821	50,841
2020	603,077	1,408,130	603,077	1,408,130	273,777	273,777	38.56	116.47	(343,219)	14,458
(1)For 2023 and 2022, the Principal Executive Officer (“PEO”) is Xiao Mou Zhang. For 2021 and 2020, both Xiao Mou Zhang and Zhou Min Ni are PEOs. For 2023, the non-PEO named executive officers are Xi Lin, Carlos Rodriguez and Christine Chang. For 2022, the non-PEO named executive officers are Kong Hian Lee, Xi Lin, Carlos Rodriguez and Christine Chang. For 2021, the non-PEO named executive officers are Kong Hian Lee, Christine Chang and Caixuan Xu. For 2020, the non-PEO named executive officers are Kong Hian Lee, Sha Zhang and Caixuan Xu.
(2)The following table details the applicable adjustments that were made to determine compensation actually paid (“CAP”).

	2023		2022		2021			2020
	PEO ($)	Average Non-PEO NEOs ($)	PEO ($)	Average Non-PEO NEOs ($)	PEO Xiao Mou Zhang ($)	PEO Zhou Min Ni ($)	Average Non-PEO NEOs ($)	PEO Xiao Mou Zhang ($)	PEO Zhou Min Ni ($)	Average Non-PEO NEOs ($)
Summary Compensation Table (SCT) Total	2,151,800	1,055,406	2,096,400	836,756	2,538,047	216,212	437,239	603,077	1,408,130	273,777
Less Stock Award Value Reported in SCT for the Covered Year	900,000	383,333	900,000	424,167	1,258,047	—	282,999	—	—	—
Plus Year End Fair Value of Equity Awards Granted During the Covered Year that Remain Outstanding and Unvested as of Last Day of the Covered Year	1,245,074	530,308	738,957	338,162	1,472,751	—	381,665	—	—	—
Plus Year over Year Change in Fair Value as of the Last Day of the Covered Year of Outstanding and Unvested Equity Awards Granted in Prior Years	211,020	74,027	(510,647)	(172,381)	—	—	—	—	—	—
Plus Year over Year Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Years that Vested During the Covered Year	29,066	(4,856)	(96,036)	(25,237)	—	—	—	—	—	—
Less Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Covered Year	117,797	9,445	122,729	31,810	—		—	—	—	—
Compensation Actually Paid (CAP) Total	2,619,163	1,262,107	1,205,945	521,323	2,752,751	216,212	535,905	603,077	1,408,130	273,777
(3)The Company’s peer group consists of the S&P 500 Food & Staple Retailing Index (TR).
(4)Values shown are in thousands.
(5)Adjusted EBITDA is defined as net income (loss) before interest expense, interest income, income taxes, and depreciation and amortization, further adjusted to exclude certain unusual, non-cash, or non-recurring expenses. See Appendix for reconciliation to most directly comparable GAAP measure.

Relationship Between Pay and Performance
The following graph presents the relationship between the PEO(s) and average non-PEO named executive officers’ CAP and the Company’s cumulative indexed total shareholder return (“TSR”) and cumulative TSR of the Company’s peer group for the periods indicated:
The following graph presents the relationship between the PEO(s) and average non-PEO named executive officers’ CAP and the Company’s net income (loss) for the periods presented:
The following graph presents the relationship between the PEO(s) and average non-PEO named executive officers’ CAP and the Company’s Adjusted EBITDA for the periods presented:

Tabular List of Financial Performance Measures
The following tables provides a list of the financial performance measures which, in the Company’s assessment, represent the most important financial performance measures used by the Company to link CAP to the Company’s NEOs for the 2023 fiscal year to Company performance.

Most Important Financial Performance Measures
Net Revenue
Gross Profit
Adjusted EBITDA

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2023.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	—	$ —	991,902
Equity compensation plans not approved by security holders	—	$ —	—
Total	—	$ —	991,902

On August 10, 2018, our stockholders adopted the 2018 Plan. The 2018 Plan reserves 3,000,000 shares of common stock for issuance of awards to employees, non-employee directors, and, prior to the amendment of the 2018 Plan in 2024, consultants, and is administered by the Compensation Committee of the Board of Directors. The Company amended the 2018 Plan in 2024 to provide that no awards may be granted to consultants after April 23, 2024. The 2018 Plan provides for the grant of incentive stock options, non-statutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, other stock awards, and performance awards that may be settled in stock, or other property. The term of stock options granted may not exceed ten years and exercise prices may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant. If an equity award granted under the 2018 Plan, or any portion thereof, expires, is forfeited or otherwise terminates without all of the shares covered by the equity award having been issued, such expiration, termination or settlement will not reduce or otherwise offset the number of shares available for issuance under the 2018 Plan. In the event of a change in control, an equity award under the 2018 Plan may be subject to additional acceleration of vesting and exercisability. Unless terminated sooner by our Board of Directors, the 2018 Plan will automatically terminate on August 9, 2028. As of December 31, 2023, there were 810,944 time-based vesting RSUs granted under the 2018 Plan that had not yet vested and 665,932 PSUs that had not yet vested granted under the 2018 Plan. As of December 31, 2023, 531,222 shares of Class A Common Stock vested, leaving 991,902 shares available for future issuance of grants. The Compensation Committee of the Board of Directors will approve forms of RSU award agreements that will set forth the terms of RSU awards that may be granted to the Company’s executive officers and directors, as well as performance awards that may be granted to certain senior executives and managers.

The Company is proposing an amendment to the 2018 Plan to increase the number of shares available for issuance under the 2018 Plan, which is described in Proposal 4: Approval of an Amendment to the 2018 Plan.

PROPOSAL 2: RATIFICATION OF THE SELECTION OF BDO USA, P.C. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2024.

The Audit Committee has appointed BDO USA, P.C. (“BDO”) as the Company’s independent registered public accounting firm to perform an integrated audit of its consolidated financial statements for the year ending December 31, 2024, and its internal control over financial reporting as of December 31, 2024. BDO served as our independent registered public accounting firm for the fiscal year ended December 31, 2023.

The Board of Directors is submitting the selection of BDO for ratification at the Annual Meeting. The submission of this matter for ratification by stockholders is not legally required, but our Board of Directors and the Audit Committee believe the submission provides an opportunity for stockholders through their vote to communicate with the Board of Directors and the Audit Committee about an important aspect of corporate governance. If the stockholders do not ratify the selection of BDO, the Audit Committee will reconsider, but will not be required to rescind, the selection of that firm as our independent registered public accounting firm. Representatives of BDO will attend the Annual Meeting and may make a statement if they wish. They will be available to answer appropriate questions at the Annual Meeting.

The Audit Committee has the authority and responsibility to retain, evaluate and replace our independent registered public accounting firm. The stockholders’ ratification of the appointment of BDO does not limit the authority of the Audit Committee to change our independent registered public accounting firm, as it deems necessary or appropriate, at any time.

Audit and Related Fees

The following table presents fees for professional audit services performed by our independent registered public accounting firm for the audit of our annual financial statements and review of our quarterly financial statements for the years ended December 31, 2023, and 2022. We did not pay any fees to BDO for audit-related services or tax services in the years ended December 31, 2023, and 2022.

Fee Category	2023	2022
Audit fees (1)	$2,574,271	$1,970,907
Audit related fees	—	—
Tax fees	—	—
All other fees	—	61,228
Total fees	$2,574,271	$2,032,135
 (1) Audit fees and all other fees in 2022 include $150,573 and $61,228, respectively, of additional fees related to the 2022 audit of the Company’s financial statements that were billed after the Company’s Proxy Statement for the 2022 Annual Meeting of Stockholders was filed on April 28, 2023.

Audit Fees consist of fees billed for professional services rendered for the audit of our financial statements and review of the interim financial statements included in quarterly reports and services that are normally provided by our auditors in connection with statutory and regulatory filings or engagements. Audit fees also include fees for services provided in connection with review of documents filed with the SEC.

Audit Committee Pre-Approval Procedures

The Audit Committee of our Board of Directors consists of Valerie Chase (Chairman), Dr. Hong Wang, Russell T. Libby and Prudence Kuai. The Audit Committee approves the engagement of our independent registered public accounting firm to render audit and non-audit services before they are engaged. All of the fees for 2023 and 2022 shown above were pre-approved by the Audit Committee.

The Audit Committee pre-approves all audit and other permitted non-audit services provided by our independent registered public accounting firm. Pre-approval is generally provided for up to one year, is detailed as to the particular category of services and is subject to a monetary limit. Our independent registered public accounting firm and senior management periodically report to the Audit Committee the extent of services provided by the independent registered public accounting firm in accordance with the pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Our Audit Committee will not approve engagements of our independent registered public accounting firm to perform non-audit services for us if doing so will cause our independent registered public accounting firm to cease to be independent within the meaning of applicable SEC rules. In addition, our Audit Committee considers, among other things, whether our independent registered public accounting firm is able to provide the required services in a more or less effective and efficient manner than other available service providers.

Required Vote

Approval of Proposal 2 requires the affirmative vote of a majority of the shares of common stock present in person, virtually or by proxy at the Annual Meeting and entitled to vote on this proposal. As a result, abstentions will have the same effect as votes against this proposal. We do not expect any broker non-votes in connection with this proposal.

The Board of Directors unanimously recommends a vote FOR the proposal to ratify the selection of BDO as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

REPORT OF THE AUDIT COMMITTEE

This report of the Audit Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

Our management is responsible for the preparation, presentation and integrity of our financial statements for the appropriateness of the accounting principles and reporting policies that we use, and for establishing and maintaining adequate internal control over financial reporting. BDO, our independent registered public accounting firm for the year ended December 31, 2023, was responsible for performing an independent audit of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023 (the “Form 10-K”), and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

In connection with the preparation of our audited financial statements for the year ended December 31, 2023, the Audit Committee:

•reviewed and discussed the audited financial statements with management;

•discussed with BDO, our independent registered public accounting firm, the matters required to be discussed under applicable standards of the of the Public Company Accounting Oversight Board (“PCAOB”); and

•received the written disclosures and the letter from BDO, our independent registered public accounting firm, required by the applicable requirements of the PCAOB regarding BDO’s communications with the Audit Committee concerning independence, discussed with BDO its independence, and satisfied itself as to their independence.

Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Form 10-K for filing with the SEC.

Audit Committee of HF Foods Group Inc.

Valerie Chase, Chair
Dr. Hong Wang
Russell T. Libby
Prudence Kuai

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

General

In accordance with Section 14A of the Exchange Act and Rule 14a-21(a) promulgated thereunder, our stockholders are entitled to vote at the Annual Meeting to approve the compensation of our named executive officers, commonly known as a “Say-on-Pay”, as disclosed in this proxy statement in accordance with the standards established under Item 402 of Regulation S-K under the Exchange Act. However, the stockholder vote on executive compensation is an advisory vote only, and it is not binding on us, our Board of Directors, or any of our board committees.

Although the vote is non-binding, our Board of Directors and the Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions affecting our executive officers.

We design our executive compensation program to implement our core objectives of attracting and retaining superior executive talent, motivating and rewarding executives whose knowledge, skills and performance are critical to our business, ensuring executive compensation is aligned with our corporate strategies and business objectives, and aligning executives’ incentives with the creation of stockholder value.

Resolution

Our stockholders are being asked to approve by advisory vote the following resolution relating to the compensation of our named executive officers as described in this proxy statement:

“RESOLVED that the Company’s stockholders hereby approve the compensation paid to the Company’s executive officers named in the Summary Compensation Table of this proxy statement, as that compensation is disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the various compensation tables and the accompanying narrative discussion included in this proxy statement.”

The vote on this resolution is not intended to address any specific element of compensation; rather the vote relates to the compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.

Required Vote

Approval of Proposal 3 requires the affirmative vote of a majority of the shares of common stock present in person, virtually or by proxy at the Annual Meeting and entitled to vote on this proposal. As a result, abstentions will have the same effect as votes against this proposal. Broker non-votes will not be treated as entitled to vote on this proposal, and accordingly will have no effect on this proposal.

The Board of Directors unanimously recommends an advisory vote FOR the resolution to approve the executive compensation as disclosed in this proxy statement.

PROPOSAL 4: APPROVAL OF AN AMENDMENT TO THE 2018 PLAN
General
Purpose and Background of the Proposal to Amend the 2018 Plan
The stockholders of the Company are being asked to approve an amendment (the “Amendment”) to the 2018 Plan. If our stockholders do not approve this proposal, then the Amendment will not become effective.
The Amendment being submitted to our stockholders for approval increases the number of shares available for issuance under the 2018 Plan from 3,000,000 to 7,000,000, an increase of 4,000,000 shares. The Amendment was adopted by the Board of Directors on April 23, 2024, subject to and effective as of stockholder approval. Except for this increase, the terms of the 2018 Plan will remain unchanged.
The 2018 Plan permits the Company to provide stock options, restricted stock units, and other equity awards to its employees, senior executive officers, and non-employee directors. The Board of Directors believes that the Company competes with numerous other companies for a limited number of talented persons willing to join a board of directors or serve as executive officers of a public company. As a result, it is important that the Company be able to provide incentives to such persons. Since the Company intends to carefully manage its cash resources, the Board of Directors believes that equity compensation awards must play an important role in attracting employees, executives, and board members. It is the Board of Directors’ opinion that the grant of stock options, restricted stock units, and other equity awards has several attractive characteristics, both to the recipient and the Company. First, granting stock options, restricted stock units, and other equity awards provide incentive to individuals because they share in the growth of the Company. In this manner, employees, executives and non-employee directors have the same interest as the stockholders of the Company. Second, the grant of equity-based awards preserves our cash resources. As of April 24, 2024, there were 1,131,137 shares available for issuance under the 2018 Plan. The Board of Directors believes that the Amendment to increase the number of shares available for issuance is in the best interests of the Company and its stockholders.
Under the rules of Nasdaq, the Company is required to obtain shareholder approval for the material amendment of a plan providing equity based compensation to executive officers and directors, and therefore the Board of Directors has determined to submit this matter for shareholder approval.
Summary of the 2018 Plan
The following is a general description of the material terms of the 2018 Plan, which is qualified in its entirety by reference to the full text of the 2018 Plan and the Amendment. The Amendment is attached to this proxy statement as Annex - Second Amendment to HF Food Group Inc. 2018 Omnibus Equity Incentive Plan and is incorporated into this proxy statement by reference.
Shares Available. The maximum number of shares of our common stock that are available currently for awards under the 2018 Plan (subject to the adjustment provisions described under “Adjustments upon Changes in Capitalization” below), is 3,000,000 shares. If the stockholders approve the Amendment, the number of shares of our common stock that are available for awards under the 2018 Plan will increase to 7,000,000 (subject to the adjustment provisions described under “Adjustments upon Changes in Capitalization” below). If any shares of common stock subject to an award under the 2018 Plan are forfeited, expire or are settled for cash (in whole or in part), the shares subject to the award may be used again for awards under the 2018 Plan to the extent of the forfeiture, expiration or cash settlement.
Types of Awards and Eligibility. Options, stock appreciation rights (“SARs”), restricted stock awards, restricted stock unit awards, other share-based awards and performance awards may be granted under the 2018 Plan. Options may be either “incentive stock options,” as defined in Section 422 of the Code, or nonstatutory stock options. Awards may be granted under the 2018 Plan to any employee or non-employee member of our Board of Directors except for incentive stock options which may be granted only to employees. The Company amended the 2018 Plan in 2024 to provide that no awards may be granted to consultants after April 23, 2024. As of April 24, 2024, approximately 50 employees (including executive officers) are eligible to participate in the 2018 Plan, and all four non-employee directors.

Administration. Subject to the reservation of authority by our Board of Directors to administer the 2018 Plan and act as the committee thereunder, the 2018 Plan is administered by a Compensation Committee of the Board of Directors (the “Committee”), which has the authority to determine the terms and conditions of awards, and to interpret and administer the 2018 Plan.

Stock Options. The Committee may grant either nonstatutory stock options or incentive stock options. A stock option entitles the recipient to purchase a specified number of shares of our common stock at a fixed price subject to terms and conditions set by the Committee. The purchase price of shares of common stock covered by a stock option cannot be less than 100% of the fair market value of the common stock on the date the option is granted. Fair market value of the common stock is generally equal to the closing price for the common stock on the principal securities exchange on the date the option is granted (or if there was no closing price on that date, on the last preceding date on which a closing price was reported). On April 11, 2024, the closing price per share was $3.28. Options are subject to terms and conditions set by the Committee. Options granted under the 2018 Plan expire no later than 10 years from the date of grant.

Stock Appreciation Rights. The Committee is authorized to grant SARs in conjunction with a stock option or other award granted under the 2018 Plan, and to grant SARs separately. The grant price of a SAR may not be less than 100% of the fair market value of a share of our common stock on the date the SAR is granted. The term of an SAR may be no more than 10 years from the date of grant. SARs are subject to terms and conditions set by the Committee. Upon exercise of an SAR, the participant will have the right to receive the excess of the fair market value of the shares covered by the SAR on the date of exercise over the grant price.

Restricted Stock Awards. Restricted stock awards may be issued either alone or in addition to other awards granted under the 2018 Plan, and are also available as a form of payment of performance awards and other earned cash-based incentive compensation. The Committee determines the terms and conditions of restricted stock awards, including the number of shares of common stock granted, and conditions for vesting that must be satisfied, which may be based principally or solely on continued provision of services, and also may include a performance-based component. Unless otherwise provided in the award agreement, the holder of a restricted stock award will have the rights of a stockholder from the date of grant of the award, including the right to vote the shares of common stock and the right to receive distributions on the shares. Except as otherwise provided in the award agreement, any shares or other property (other than cash) distributed with respect to the award will be subject to the same restrictions as the award.

Restricted Stock Unit Awards. Awards of restricted stock units having a value equal to an identical number of shares of common stock may be granted either alone or in addition to other awards granted under the 2018 Plan, and are also available as a form of payment of performance awards granted under the 2018 Plan and other earned cash-based incentive compensation. The Committee determines the terms and conditions of restricted stock units, including conditions for vesting that must be satisfied, which may be based principally or solely on continued provision of services, and also may include a performance-based component. The holder of a restricted stock unit award will not have voting rights with respect to the award. Except as otherwise provided in the award agreement, any shares or other property (other than cash) distributed with respect to the award will be subject to the same restrictions as the award.

Other Share-Based Awards. The 2018 Plan also provides for the award of shares of our common stock and other awards that are valued by reference to our common stock or other property (“Other Share-Based Awards”). Other Share-Based Awards may be paid in cash, shares of our common stock or other property, or a combination thereof, as determined by the Committee. The Committee determines the terms and conditions of Other Share-Based Awards, including any conditions for vesting that must be satisfied.

Performance Awards. Performance awards provide participants with the opportunity to receive shares of our common stock, cash or other property based on performance and other vesting conditions. On April 23, 2024, the Company amended the 2018 Plan to provide that, except as otherwise set forth in an award agreement, performance awards will have a performance period ending on the third anniversary of the date of grant, with performance awards vesting on the third anniversary of the grant date if the Compensation Committee determines that performance criteria have been met (subject to the participant’s continued service with the Company during the performance period).Performance awards may be granted from time to time as determined at the discretion of the Committee. Subject to the share limit and maximum dollar value set forth above under “Limits on Awards to Participants,” the Committee has the discretion to determine (i) the number of shares of common stock under, or the dollar value of, a performance award and (ii) the conditions that must be satisfied for grant or for vesting, which typically will be based principally or solely on achievement of performance goals. At the Committee’s discretion, performance goals for restricted stock awards, restricted stock units, performance awards or other share-based awards may be based on the attainment of specified levels of one or more of the following criteria: (a) earnings per share; (b) operating income (before or after taxes); (c) net income (before or after taxes); (d) net sales; (e) cash flow; (f) gross profit; (g) gross profit return on investment; (h) gross margin return on investment; (i) gross margin; (j) working capital; (k) earnings before interest and taxes; (l) earnings before interest, tax, depreciation and amortization; (m) return on equity; (n) return on assets; (o) return on capital; (p) return on invested capital; (q) net revenues; (r) gross revenues; (s) revenue growth or product revenue growth; (t) total shareholder return; (u) appreciation in and/or maintenance of the Company’s market capitalization; (v) cash flow or cash flow per share (before or after dividends); (w) economic value added; (x) the fair market value of the shares of the Company’s common stock; (y) the growth in the value of an investment in the Company’s common stock assuming the reinvestment of dividends; (z) reduction in expenses or improvement in or attainment of expense levels or working capital levels; (aa) financing and other capital raising transactions; (bb) debt reductions; (cc) regulatory achievements (including submitting or filing applications or other documents with regulatory authorities, having any such applications or other documents accepted for review by the applicable regulatory authority or receiving approval of any such applications or other documents); or (dd) strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property). The performance goals may be based solely by reference to the Company’s performance or the performance of one or more of its subsidiaries, divisions, business segments or business units, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude under the terms of the performance awards the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to our operations or not within the reasonable control of our management, or (iii) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles.

No Repricing. The 2018 Plan prohibits option and SAR repricings (other than to reflect stock splits, spin-offs or other corporate events described under “Adjustments upon Changes in Capitalization” below, or in connection with a change in control of the Company) unless stockholder approval is obtained.

Nontransferability of Awards. No award under the 2018 Plan, and no shares subject to awards that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, is transferable other than by will or the laws of descent and distribution, and an award may be exercised during the participant’s lifetime only by the participant or the participant’s estate, guardian or legal representative, except that the Committee may provide in an award agreement that a participant may transfer an award without consideration to certain family members, family trusts, or other family-owned entities, or for charitable donations under such terms and conditions determined by the Committee.

Limits on Awards to Participants. Subject to adjustment as provided for in the 2018 Plan, no participant may be granted options or SARs during any 12-month period with respect to more than 750,000 shares. The 2018 Plan also includes restrictions on awards that are intended to comply with the performance-based exception under Code Section 162(m); however, the performance-based exception under Code Section 162(m) has been repealed for periods on or after January 1, 2018 and so no further awards will be intended to comply with this exception.

Change in Control. The 2018 Plan provides for the acceleration of the vesting of unvested equity awards upon a “change in control” of the Company. Upon a change in control of the Company, outstanding awards are subject to the agreement of merger or asset or equity sale. The Committee may provide that: outstanding awards may be assumed by or substituted for equity in the successor company; awards of options or SARs shall terminate within a specified number of days after notice to the participant, in exchange for an amount equal to the excess of the fair market value immediately prior to the occurrence of the change in control over the exercise price per share (or shall be cancelled and terminated without payment if the fair market value is less than the exercise price); and all performance units shall be considered earned and payable based on achievement of performance goals or based on target performance. On April 23, 2024, the Company amended the 2018 Plan to provide that performance awards may instead be considered earned and payable based on achievement of performance goals or based on target performance as of a termination of employment or service by the Company without “cause” within a specified period of time after the change in control, as specified in the award agreement.

Under the 2018 Plan, a “change in control” means the occurrence of any one of the following events after the date of approval of the 2018 Plan by the Board of Directors: (a) over a period of 24 consecutive months or less, there is a change in the composition of the Board of Directors such that a majority of the Board of Directors (rounded up to the next whole number, if a fraction) ceases, by reason of one or more proxy contests for the election of members of the Board of Directors, to be composed of individuals who either: (i) have been members of the Board of Directors continuously since the beginning of that period; or (ii) have been elected or nominated for election as members of the Board of Directors during such period by at least a majority of the members of the Board of Directors described in the preceding clause (i) who were still in office at the time that election or nomination was approved by the Board of Directors; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board of Directors shall be deemed to satisfy the criteria described in the preceding clause (ii); (b) any person or group of persons (within the meaning of Section 13(d)(3) of the Exchange Act) directly or indirectly acquires beneficial ownership (determined pursuant to Rule 13d-3 promulgated under the Exchange Act) of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities, other than: (i) the Company or any corporation, partnership, limited liability company, business trust, or other entity that is directly or indirectly controlling, controlled by, or under common control with the Company; (ii) an employee benefit plan of the Company or any person directly or indirectly controlling, controlled by, or under common control with the Company; (iii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any person directly or indirectly controlling, controlled by, or under common control with the Company; or (iv) an underwriter temporarily holding securities pursuant to an offering of such securities; (c) the consummation of a merger or consolidation of the Company with or into another person or the sale, transfer, or other disposition of all or substantially all of the Company’s assets to one or more other persons in a single transaction or series of related transactions that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in such transaction (a “Business Combination”), unless in connection with such Business Combination securities possessing more than 50% of the total combined voting power of the survivor’s or acquiror’s outstanding securities (or the securities of any parent thereof) are held by a person or persons who held securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities (“Voting Securities”) immediately prior to such Business Combination and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to such Business Combination; or (d) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of a sale of all or substantially all of the Company’s assets. Notwithstanding the foregoing, a change in control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 50% of the Voting Securities as a result of the acquisition of Voting Securities by the Company which reduces the number of Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Voting Securities that increases the percentage of outstanding Voting Securities beneficially owned by such person, a change in control shall then occur.

Adjustments upon Changes in Capitalization. In the event of certain corporate events, including any reclassification, recapitalization, stock split, reverse stock split, merger, combination, consolidation, reorganization, spin-off, extraordinary dividend distribution, or other similar corporate transactions, the Committee may make equitable adjustments to the awards, including to the number and type of shares that have been or may be awarded under the 2018 Plan, the award exercise prices and the performance standards applicable to awards.

Clawback and Recoupment. All awards granted under the 2018 are subject to the terms and conditions of any recoupment policy adopted by the Company and any recoupment requirement imposed under applicable laws, including but not limited to the Clawback Policy.

Amendment and Termination. The 2018 Plan may be amended or terminated by our Board of Directors except that stockholder approval is required for any amendment to the 2018 Plan which increases the number of shares of common stock available for awards under the 2018 Plan, expands the types of awards available under the 2018 Plan, materially expands the class of persons eligible to participate in the 2018 Plan, permits the grant of options or SARs with an exercise or grant price of less than 100% of fair market value on the date of grant, amends the provisions of the 2018 Plan prohibiting the repricing of options and SARs as described above, increases the limits on shares subject to awards, or otherwise materially increases the benefits to participants under the 2018 Plan. The 2018 Plan will expire on the 10th anniversary of the Effective Date, except with respect to awards then outstanding, and no further awards may be granted thereafter.

Summary of Federal Income Tax Consequences

The following discussion summarizes certain federal income tax considerations of awards under the 2018 Plan. However, it does not purport to be complete and does not describe the state, local or foreign tax considerations or the consequences for any particular individual.

Stock Options. A participant does not realize ordinary income on the grant of a stock option. Upon exercise of a nonstatutory stock option, the participant will realize ordinary income equal to the excess of the fair market value of the shares of common stock over the option exercise price. The cost basis of the shares acquired for capital gain treatment is their fair market value at the time of exercise. Upon exercise of an incentive stock option, the excess of the fair market value of the shares of common stock acquired over the option exercise price will be an item of tax preference to the participant, which may be subject to an alternative minimum tax for the year of exercise. If no disposition of the shares is made within two years from the date of granting of the incentive stock option or within one year after the transfer of the shares to the participant, the participant does not realize ordinary income for tax purposes as a result of exercising the incentive stock option. Instead, the sale of the shares will be a capital transaction. In this case, the tax basis of the shares received for capital gain treatment is the option exercise price and any gain or loss realized on the sale of the shares is long-term capital gain or loss. If the recipient disposes of the shares of common stock acquired upon exercise of the incentive stock option within either of the time periods described above, the recipient will generally realize as ordinary income an amount equal to the lesser of (i) the fair market value of such shares of common stock on the date of exercise over the exercise price, or (ii) the amount realized upon disposition over the exercise price.

Stock Appreciation Rights. No ordinary income will be realized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant will realize ordinary income in an amount equal to the sum of the amount of any cash received and the fair market value of the shares of common stock or other property received upon the exercise.

Restricted Stock, Performance and Restricted Stock Unit Awards. The participant will not realize ordinary income on the grant of a restricted stock award (or a performance award if the shares of common stock are issued on grant), but will realize ordinary income when the shares subject to the award become vested in an amount equal to the excess of (i) the fair market value of the shares on the vesting date over (ii) the purchase price, if any, paid for the shares. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year the shares are granted an amount equal to the excess of (i) the fair market value of the shares on the date of issuance, over (ii) the purchase price, if any, paid for the shares. If the Section 83(b) election is made, the participant will not realize any additional taxable income when the shares become vested. The participant will not realize ordinary income on the grant of a restricted stock unit award, (or a performance award under which shares of common stock are not issued on grant), but will realize ordinary income when the shares subject to the award are issued to the participant after they become vested. The amount of ordinary income will be equal to the excess of (i) the fair market value of the shares on the date they are issued over (ii) the purchase price, if any, paid for the award. Upon disposition of shares of common stock acquired under a restricted stock award, performance award or restricted stock unit award, the participant will realize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for the shares plus any amount realized as ordinary income upon grant (or vesting) of the shares.
Company Tax Deduction. The Company generally will be entitled to a tax deduction in connection with an award under the 2018 Plan, subject to the provisions of Section 162(m) of the Internal Revenue Code of 1986 (the “Tax Code”), in an amount equal to the ordinary income realized by a participant at the time the participant realizes such income (for example, on the exercise of a nonqualified stock option). Section 162(m) of the Code imposes a $1,000,000 limit on the amount a public company may deduct for compensation paid in a year to certain “covered employees”.
New Plan Benefits
Any future awards under the Amendment will be made at the discretion of the Committee as described above, and we have not approved any awards that are conditioned on stockholder approval of the Amendment. However, the table below includes the grants that will be received or allocated to each of the following upon the Amendment being approved.

2018 Omnibus Equity Incentive Plan Name and Position	Dollar Value [1] ($)
Xiao Mou Zhang Chief Executive Officer	1,012,500
Xi Lin President and Chief Operating Officer Interim Chief Financial Officer	495,000
Christine Chang General Counsel and Chief Compliance Officer	375,000
Executive Group	1,882,500
Non-Executive Director Group	350,000
Non-Executive Officer Employee Group	2,214,858
1 Amounts reflect the full grant-date fair value of restricted stock units (“RSUs”) and performance restricted stock units (“PSUs”) that will be granted, conditioned on stockholder approval of the Amendment, during the year ended December 31, 2024 computed in accordance with ASC Topic 718, rather than the amounts that will be paid to or realized by the named executive officer. The actual number of RSUs granted will be determined based upon the grant-date fair value of a share of stock.
The Equity Compensation Plan Information section provides information with respect to all our equity compensation plans in effect as of December 31, 2023.
Required Vote
Approval of Proposal 4 requires the affirmative vote of a majority of the shares of common stock present in person, virtually or by proxy at the Annual Meeting and entitled to vote on this proposal. As a result, abstentions will have the same effect as votes against this proposal. Broker non-votes will not be treated as entitled to vote on this proposal, and accordingly will have no effect on this proposal.

The Board of Directors unanimously recommends a vote FOR the approval of the amendment to the HF Foods Group Inc. 2018 Omnibus Equity Incentive Plan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than 10% of our common stock (collectively, “reporting persons”) to file reports regarding ownership of, and transactions in, our securities with the SEC. Based solely on our review of Forms 3, 4 and 5 and amendments thereto filed electronically with the SEC by the reporting persons, or written representations from certain reporting persons, we believe that all filing requirements applicable to our officers, directors and ten percent beneficial owners were complied with during the year ended December 31, 2023.

STOCKHOLDER PROPOSALS
Director Nominations and Other Matters for the 2025 Annual Meeting of Stockholders
All proposals and director nominations must be sent by mail to HF Foods’ Corporate Secretary at 6325 South Rainbow Boulevard, Suite 420, Las Vegas, Nevada, 89118.

Matters for Inclusion in the Proxy Materials for the 2025 Annual Meeting of Stockholders
Pursuant to and subject to the requirements of Rule 14a-8 under the Exchange Act, stockholder proposals intended for inclusion in our 2025 proxy statement and acted upon at our 2025 annual meeting of stockholders, other than nominations of directors, must be received by our Corporate Secretary at the above-listed address on or prior to December 30, 2024. All proposals must comply with Rule 14a-8.

Matters for Consideration at the 2025 Annual Meeting of Stockholders, but not for Inclusion in the Proxy Materials
Stockholder proposals submitted for consideration at our 2025 annual meeting of stockholders, but not submitted for inclusion in our 2025 proxy statement pursuant to Rule 14a-8, must be delivered to our Corporate Secretary at the above-listed address no earlier than February 3, 2025, and no later than March 5, 2025. However, if the date of our 2025 annual meeting occurs more than 30 days before or more than 60 days after June 3, 2025, notice by the stockholder of a proposal must be delivered no earlier than the close of business on the 120th day prior to the date of such annual meeting and no later than the close of business on the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of the annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which we first make a public announcement of the date of the annual meeting. Stockholder proposals must be submitted by a stockholder of record and must include the information required by our bylaws. If you are a beneficial owner of shares held in street name, you can contact the organization that holds your shares for information about how to register your shares directly in your name as a stockholder of record.

Nominations of Individuals for Election as Directors at the 2025 Annual Meeting of Stockholders
Stockholder nominations of individuals for election as directors at our 2025 annual meeting of stockholders must be delivered to our Corporate Secretary at the above-listed address no earlier than February 3, 2025, and no later than March 5, 2025. However, if the date of the 2025 annual meeting occurs more than 30 days before or more than 60 days after June 3, 2025, notice by the stockholder of a director nomination must be delivered no earlier than the close of business on the 120th day prior to the date of such annual meeting and no later than the close of business on the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of the annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which we first make a public announcement of the date of the annual meeting. Director nomination must be submitted by a stockholder of record and must include the information required by our bylaws. In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must comply with the additional requirements of Rule 14a-19(b). If you are a beneficial owner of shares held in street name, you can contact the organization that holds your shares for information about how to register your shares directly in your name as a stockholder of record.

STOCKHOLDER COMMUNICATIONS

The Board of Directors has established a process for stockholders to send communications to it. Stockholders who wish to communicate with the Board of Directors, or specific individual directors, may do so by directing correspondence addressed to such directors or director in care of Christine Chang, our General Counsel and Chief Compliance Officer, at the principal executive offices of the Company at 6325 South Rainbow Boulevard Suite 420, Las Vegas, Nevada, 89118. Such correspondence shall prominently display the fact that it is a stockholder-board communication and whether the intended recipients are all or individual members of the Board of Directors. The General Counsel and Chief Compliance Officer has been authorized to screen commercial solicitations and materials that pose security risks, are unrelated to the business or governance of the Company, or are otherwise inappropriate. The General Counsel and Chief Compliance Officer shall promptly forward any and all such stockholder communications to the entire Board of Directors or the individual director as appropriate.

OTHER MATTERS

The Notice of Annual Meeting of Stockholders provides for the transaction of such other business as may properly come before the Annual Meeting. As of the date of this proxy statement, the Board of Directors has not been advised of any other matters to be presented for discussion at the Annual Meeting. However, the enclosed proxy gives discretionary authority to the persons named in the proxy in the event that any other matters should be properly presented to the stockholders.

ANNUAL REPORT ON FORM 10-K

Our Annual Report on Form-10-K, including the financial statements and management’s discussion and analysis of financial condition and results of operations for the year ended December 31, 2023, is being sent to stockholders of record as of April 11, 2024, with this proxy statement. The Annual Report on Form 10-K are not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made. Stockholders of record as of April 11, 2024, and beneficial owners of our common stock on that date, may obtain from us without charge additional copies of our Annual Report on Form 10-K filed with the Securities and Exchange Commission, exclusive of the exhibits thereto, by a request in writing. If requested, we will provide stockholders with copies of any exhibits to the Annual Report on Form 10-K upon the payment of a fee covering our reasonable expenses in furnishing the exhibits. Any requests from a beneficial owner of our common stock must set forth a good faith representation that, as of the record date for this solicitation, April 11, 2024, the person making the request was the beneficial owner of our common stock. Such written requests should be directed to us at 6325 South Rainbow Boulevard Suite 420, Las Vegas, Nevada, 89118. Attention: General Counsel and Chief Compliance Officer.

We may elect to send a single copy of our Annual Report on Form 10-K and this proxy statement to any household at which two or more stockholders reside, unless one of the stockholders at such address notifies us that he or she desires to receive individual copies. This “householding” practice reduces the Company’s printing and postage costs. Stockholders may request to discontinue or re-start householding, or to request a separate copy of the Annual Report on Form 10-K or this proxy statement, as follows:

•Stockholders owning common stock through a bank, broker or other holder of record should contact such record holder directly; and
•Stockholders of record should contact us at (888) 905-0998, 6325 South Rainbow Boulevard Suite 420, Las Vegas, Nevada, 89118. We will promptly deliver such materials upon request.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. We make available free of charge on or through our website, https://hffoodsgroup.com, our reports and other information filed with or furnished to the SEC and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The SEC’s website, www.sec.gov, also contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC.

By Order of the Board of Directors

/s/ Russell T. Libby
Russell T. Libby
Chairman of the Board

APPENDIX - NON GAAP RECONCILIATION

Certain financial measures presented in our Proxy Statement have not been presented or prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Certain of these financial measures are considered not in conformity with GAAP (“non-GAAP financial measures”) under the rules promulgated by the Securities and Exchange Commission. These non-GAAP financial measures provided herein are adjusted for certain items as presented below and may not be directly comparable to similar measures used by other companies in our industry, as other companies may define such measures differently. Management believes that, when considered together with reported amounts, these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends. Our management believes that Adjusted EBITDA is an important indicator of operating performance because it excludes the effects of income taxes and certain other items, including lease guarantee expense, the change in fair value of interest rate swap contracts, certain stock-based compensation expense, business transformation costs, acquisition-related costs, certain other non-routine expenses, and certain asset impairment charges and therefore more closely measures our operational performance. Adjusted EBITDA should be considered in addition to, and not as replacement for, net income, the most directly comparable GAAP measure.

The following table reconciles EBITDA and Adjusted EBITDA to the most directly comparable GAAP measure:

	Year Ended December 31,
($ in thousands)	2023	2022	2021	2020
Net (loss) income	$(2,662)	$235	$22,821	$(343,219)
Interest expense	11,478	7,457	4,091	4,321
Income tax expense (benefit)	41	(231)	4,503	(4,725)
Depreciation and amortization	25,918	24,936	19,126	18,923
EBITDA	34,775	32,397	50,541	(324,700)
Lease guarantee (income) expense	(377)	5,744	—	—
Change in fair value of interest rate swap contracts	1,580	(817)	(1,425)	920
Stock-based compensation expense	3,352	1,257	635	—
Business transformation costs (1)	929	—	—	—
Acquisition-related costs	—	1,130	1,090	47
Other non-routine expense (2)	3,124	—	—	—
Asset impairment charges	1,200	422	—	338,191
Adjusted EBITDA	$44,583	$40,133	$50,841	$14,458
_________________
(1)    Represents non-recurring costs associated with the launch of strategic projects including supply chain management improvements and technology infrastructure initiatives.
(2)    Includes contested proxy and related legal and consulting costs and facility closure costs.

ANNEX - SECOND AMENDMENT TO
HF FOOD GROUP INC. 2018 OMNIBUS EQUITY INCENTIVE PLAN

WHEREAS, HF Food Group Inc. (the “Company”), a Delaware corporation, sponsors the HF Food Group Inc. 2018 Omnibus Equity Incentive Plan (the “Plan”);

WHEREAS, pursuant to Section 12.1 of the Plan, the Board of Directors of the Company (the “Board”) may amend the Plan from time to time, subject to any requirement for stockholder approval imposed by applicable law; and

WHEREAS, the Board desires to amend the Plan to increase the number of Shares that may be the subject of awards under the Plan, subject to the approval of the Company’s stockholders.

NOW, THEREFORE, the Plan is hereby amended, subject to and effective as of the date of the approval of the Company’s stockholders, as follows:

1.The first sentence of Section 3.1(a) of the Plan is amended and restated in its entirety as follows:

Subject to adjustment as provided for in this Plan, a total of 7,000,000 Shares shall be authorized for grant under this Plan.

1.Except as set forth above, all other provisions of the Plan shall remain in effect unaffected hereby.

IN WITNESS WHEREOF, the Board has adopted the Second Amendment to HF Food Group Inc. 2018 Omnibus Equity Incentive Plan on April 23, 2024, subject to and effective as of the date of the approval of the Company’s stockholders.

HF FOODS™

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 2, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/HFFG2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 2, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V47001-P12357

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HF FOODS GROUP INC.

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Valerie Chase	☐	☐	☐
1b. Prudence Kuai	☐	☐	☐
1c. Russell T. Libby	☐	☐	☐
1d. Hong Wang	☐	☐	☐
1e. Xiao Mou Zhang	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES FOR DIRECTOR AND "FOR" PROPOSALS 2, 3 AND 4.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	**No**
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

V47002-P12357

HF FOODS GROUP INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF SHAREHOLDERS
JUNE 3, 2024

The shareholder(s) hereby appoint(s) Christine Chang, as proxy with the power to appoint her substitute, and hereby authorizes her to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of HF Foods Group, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held virtually at 12:00 p.m., Eastern Time on Monday, June 3, 2024, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, AND FOR PROPOSALS 2, 3 AND 4.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE